FACILITY AGREEMENT
October 3, 2018 EUR75,000,000
for

HGIT VENRAYSEWEG 100 VENLO COÖPERATIEF U.A.

arranged by
DEUTSCHE PFANDBRIEFBANK AG

with

DEUTSCHE PFANDBRIEFBANK AG
acting as Agent

and

DEUTSCHE PFANDBRIEFBANK AG
acting as Security Agent

relating to
FRESH PARK, VENLO, THE NETHERLANDS

CONTENTS
Clause    Page

1.	Definitions and interpretation 1

2.	The Facility 27

3.	Purpose 28

4.	Conditions of Utilisation 28

5.	Utilisation 29

6.	Repayment 30

7.	Prepayment and cancellation 30

8.	Interest 35

9.	Interest Periods 37

10.	Changes to the calculation of interest 37

11.	Fees 39

12.	Tax gross up and indemnities 39

13.	Increased Costs 46

14.	Other indemnities 48

15.	Mitigation by the Lenders 49

16.	Costs and expenses 50

17.	Bank Accounts 51

18.	Guarantee and indemnity 57

19.	Representations 63

20.	Information undertakings 70

21.	Financial covenants 74

22.	General undertakings 75

23.	Property undertakings 82

24.	Events of Default 91

25.	Changes to the Lenders 95

26.	Restriction on Debt Purchase Transactions 100

27.	Changes to the Transaction Obligors 101

28.	Role of the Agent, the Security Agent, the Arranger and the Reference Banks 102

29.	Application of proceeds 117

30.	Conduct of business by the Finance Parties 118

31.	Sharing among the Finance Parties 118

32.	Payment mechanics 120

33.	Set-off 123

34.	Notices 123

35.	Calculations and certificates 125

36.	Partial invalidity 125

37.	Remedies and waivers 125

38.	Amendments and waivers 125

39.	Confidential Information 127

40.	Confidentiality of Funding Rates and Reference Bank Quotations 131

41.	Counterparts 132

42.	Governing law 133

43.	Enforcement 133

Schedule    Page

1.	The Original Lender 134
2.    Conditions precedent    137
3.    Utilisation Request    141
4.    Form of Transfer Certificate    143
5.    Form of Compliance Certificate    146
6.    Forms of Notifiable Debt Purchase Transaction notice    147
Part 1 Form of notice on entering into Notifiable Debt Purchase Transaction 147
Part 2 Form of notice on termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate 148
Signatories    149

THIS AGREEMENT is dated October 3, 2018 and made
BETWEEN:

(1)
HGIT VENRAYSEWEG 100 VENLO COÖPERATIEF U.A. a cooperative with exclusion of liability (coöperatie met uitsluiting van aansprakelijkheid), incorporated under the laws of The Netherlands, having its official seat (statutaire zetel) in Amsterdam, The Netherlands, its office address at Naritaweg 165, 1043 BW Amsterdam, The Netherlands, and registered in the Dutch Commercial Register under number 72645113 (the Borrower);

(2)
HGIT FRESH PARK VENLO HOLDINGS LLC, a limited liability company under the laws of the State of Delaware, United States of America, having its registered office and office address at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America and registered with the Secretary of State of Delaware, United States of America under number 7008723 (Member 1 and Guarantor);

(3)
HGIT FRESH PARK PARTNER LLC, a limited liability company under the laws of the State of Delaware, United States of America, having its registered office and office address at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America and registered with the Secretary of State of Delaware, United States of America under number 7008746 (Member 2 and Guarantor, and together with Member 1, the Guarantors)

(4)	DEUTSCHE PFANDBRIEFBANK AG as mandated lead arranger (the Arranger);

(5)	THE FINANCIAL INSTITUTION listed in Schedule 1 (The Original Lender) as lender (the Original Lender);

(6)	DEUTSCHE PFANDBRIEFBANK AG as agent of the other Finance Parties (the Agent); and

(7)	DEUTSCHE PFANDBRIEFBANK AG as security agent and trustee for the Secured Parties (the Security Agent).
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
1992 ISDA Master Agreement means the Master Agreement (Multicurrency – Cross Border) as published by the International Swaps and Derivatives Association, Inc.
2002 ISDA Master Agreement means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.
A.M. Best means A.M. Best Company, Inc. or any successor to its rating business.
Account means the General Account, the Debt Service Account, the Deposit Account, the Cash Trap Account, the Tenant Deposit Account or the Rent Account.
Account Bank means:

1

(a)	ING Bank N.V.; or

(b)	any other bank acceptable to the Agent with a Requisite Rating.
Acquisition Documents means:

(a)
the agreement regarding the release of a perpetual right of leasehold relating to the Property (pursuant to which the Property has been or will be acquired by the Borrower) dated on or about the date hereof, entered into between the Vendor as seller and the Borrower as purchaser (the APA Ground Lease); and

(b)	the notarial deed dated on or about the date hereof by virtue of which a ground lease will be released to the Borrower pursuant to the APA Ground Lease.
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Agreement for Lease means an agreement to grant an Occupational Lease for all or part of the Property.
Allocated Development Amount means in respect of any Lender Approved Development, the Loan Outstandings multiplied by the Development Portion Percentage.
APA Business means the asset sale and purchase agreement dated on or about the date hereof, entered into between the Vendor as seller and Hines Fresh Park Venlo B.V. as purchaser.
Asset Manager means Hines Netherlands B.V. or any other asset manager appointed by the Borrower in respect of the Property in accordance with Clause 23.10 (Asset Managers).
Authorisation means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation or registration.
Availability Period means the period from and including the date of this Agreement to and including ten Business Days after the date of this Agreement.
Available Commitment means a Lender's Commitment minus:

(a)	the amount of its participation in the Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.
Available Facility means the aggregate for the time being of each Lender's Available Commitment.
Bank Levy means: (a) the German bank levy as set out in the German Bank Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz), Fed. Law Gazette 1 2010, p.1900, (b) the Dutch bank levy as set out in the Dutch Bank Levy Act (Wet bankenbelasting) as approved by the Dutch parliament on 12 July 2012, Stb. 2012, 325 (as amended) and (c) tax in any jurisdiction levied on a similar basis or for a similar purpose as any tax referred to in (a) to (b) above.
Break Costs means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last

2

day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Amsterdam, Munich, Frankfurt am Main and Houston and any TARGET Day.
Business Plan means the five-year business plan for the Obligors (covering, in particular, taxes, capital expenditure (including timeline) and any planned disposal of the Property by the Borrower) supplied to the Agent as a condition precedent under this Agreement or any other business plan supplied in accordance with Clause 20.5 (Business Plan).
Cash Trap Account means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
Cash Trap Event means, at any time:

(a)	the Loan to Value is equal to or greater than:

(i)	70% during the period from the Utilisation Date until and including the first Interest Payment Date after the third anniversary of the date of this Agreement;

(ii)	65% thereafter;

(b)	the Debt Yield is equal to or less than 7.5%; or

(c)	an Event of Default occurs and is continuing.
Cash Trap Prepayment Proceeds means any amount standing to the credit of the Cash Trap Account that is to be applied in accordance with paragraph (c) of Clause 17.7 (Cash Trap Account).
Code means, at any date, the US Internal Revenue Code of 1986 , and the regulations promulgated and the rulings issued thereunder, all as the same may be in effect at such date.
Commitment means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lender) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

3

Compensation Prepayment Proceeds means the proceeds of all compensation and/or damages for the compulsory purchase of, or any blight or disturbance affecting, the Property but excluding any Excluded Compensation Proceeds.
Compliance Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate) with any amendments the Agent and the Borrower may agree.
Confidential Information means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.
Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent.
Control means in relation to a certain entity, the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, all of the votes that might be cast at a general meeting of that entity; and/or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; and/or

(c)	give directions with respect to the management, operation and financial policies which the directors or other equivalent officers of that entity are obliged to comply with.

4

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
Debt Service Account means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
Debt Yield means, as at any date, the projected operating income as a percentage of the aggregate amounts outstanding under the Finance Documents at that date. For the purposes of this definition:

(a)	calculation period means a period of 12 months commencing on the last day of each calendar quarter falling immediately prior to the Test Date;

(b)	projected operating income means, as at any date, the Net Operating Income that will be received by the Borrower under the Lease Documents during the calculation period commencing on that date;

(c)	in calculating projected operating income:

(i)	rent will only be taken into account where an unconditional and binding Lease Document exists;

(ii)
a break clause under any Lease Document will be deemed to be exercised at the earliest date available to the relevant tenant unless there is, in the opinion of the Agent, evidence that the conditions for their exercise can no longer be fulfilled;

(iii)
if a tenant has the right to terminate any Lease Document during the lease term for any reasons (other than in accordance with paragraph (ii) above) and, in the reasonable opinion of the Agent, there are indications that the tenant contemplates a termination, such termination will be deemed to take place at the earliest date possible;

(iv)	Rental Income will be ignored:

(A)	if payable by a tenant that is an Obligor or affiliated or related to an Obligor; and

(B)	if not payable under an unconditional and binding Lease Document;

(v)	potential Rental Income increases as a result of rental uplifts will be ignored unless there are contractual indexations or fixed rental uplifts in any Lease Document;

(vi)	Rental Income payable by a tenant that is insolvent or is two or more months in arrears on any of its rental payments will be ignored;

(vii)	Rental Income will be reduced by the amount of any deduction or withholding for or on account of Tax from that Rental Income;

5

(viii)
after expiry of any Lease Document, any part of the Property relating to such Lease Document will be deemed to be vacant, except if a new unconditional and binding Lease Document has been entered into in respect of that part of the Property;

(ix)
Rental Income payable under a Lease Document will be ignored where any of the events set out in Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings) or Clause 24.9 (Creditors' process) has occurred in respect of the tenant or a guarantor of that tenant's obligations, under that Lease Document, where a reference to a Transaction Obligor in Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings) or Clause 24.9 (Creditors' process) is deemed to be a reference to the relevant tenant or a guarantor of that tenant's obligations under the relevant Lease Document; and

(x)
following a rent roll review concluded by Savills Investments B.V. on instruction of Hines Global Income Trust Inc., 70% of parking and other income based on a 12-month trailing basis will be included.

Default means:

(a)	an Event of Default; or

(b)
any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Delegate means any delegate, agent, attorney, co-agent or co-trustee appointed by the Security Agent.
Development Portion Percentage means the market value of the portion of the Property associated with the Lender Approved Development (determined in accordance with the most recent Valuation at that time), expressed as a percentage of the market value of the Property as a whole.
Deposit Account means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
Disposal Proceeds means the gross disposal proceeds derived from the disposal of the Property or the shares or membership rights (as applicable) in the Borrower in accordance with paragraph (c) of Clause 22.4 (Disposals) less an amount determined by the Agent as the reasonable costs and expenses associated with that disposal.
Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

6

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
Dutch Civil Code means the Burgerlijk Wetboek of The Netherlands.
Dutch Security Documents means:

(a)	the Omnibus Pledge Agreement;

(b)	the Mortgage Deed;

(c)	the Membership Pledge Agreement; and

(d)	any other document designated as such by the Agent and the Borrower.
Duty of Care Agreement means a duty of care agreement entered into or to be entered into by:

(a)	a Managing Agent, the Borrower and the Security Agent; or

(b)	an Asset Manager, the Borrower and the Security Agent,
in each case in an agreed form.
Employee Plan means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.
English Security Agreement means the first ranking English law assignment in respect of the rights under the Hedging Agreements and the relevant Insurances, dated on or about the date hereof, executed by the Borrower as assignor in favour of the Security Agent as assignee.
Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part, all natural resources and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).
Environmental Claim means any claim, action, proceeding, litigation, formal notice, arbitration or investigation by any person in respect of any Environmental Law.
Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

7

(b)	the conditions of the workplace;

(c)
the generation, handling, storage, disposal, use, management, release, spillage, migration, emissions or presence of any substance, material or chemical, which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste; or

(d)	noise, odour or vibration.
Environmental Permits means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by any Obligor.
EURIBOR means, in relation to the Loan:

(a)	the applicable Screen Rate as at 11am for euro and for a period equal in length to the Interest Period of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.
ERISA means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.
ERISA Affiliate means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with the Borrower, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
Event of Default means any event or circumstance specified as such in Clause 24 (Events of Default).
Excluded Compensation Proceeds means any proceeds of compensation and/or any damages for any blight or disturbance affecting, the Property:

(a)	which are less than EUR100,000; or

(b)
which the Borrower notifies the Agent are, or are to be, applied in the reinstatement and/or repair of the Property, if those proceeds are so applied as soon as possible (but in any event within 14 days, or such longer period as the Majority Lenders may agree) after receipt.

Excluded Recovery Proceeds means any proceeds of a Recovery Claim:

(a)	which are less than EUR100,000; or

(b)	which the Borrower notifies the Agent are, or are to be, applied:

(i)	to satisfy (or reimburse an Obligor which has discharged) any liability, charge or claim upon an Obligor by a person which is not an Obligor or an Affiliate of an Obligor; or

(ii)	in the replacement, reinstatement and/or repair of assets of an Obligor which have been lost, destroyed or damaged,

8

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are so applied as soon as possible (but in any event within 14 days, or such longer period as the Majority Lenders may agree) after receipt.
Facility means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; and/or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
Fee Letter means any letter or letters between any of the Arranger, the Agent or the Security Agent and the Borrower setting out any of the fees referred to in Clause 11 (Fees).
Finance Document means this Agreement, any Security Document, any Subordination Agreement, any Duty of Care Agreement, any Fee Letter, any Subordination Accession Agreement, a Transfer Certificate, the Utilisation Request or any other document designated as such by the Agent and the Borrower.

9

Finance Party means the Agent, the Security Agent, the Arranger or a Lender.
Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:

(i)	is arranged primarily as a method of raising finance or of financing the acquisition of that asset or service or the construction of that asset or service; or

(ii)	is due to be made more than six Months before or after the date of acquisition or supply;

(j)	any other transaction of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.
Fitch means Fitch Ratings Limited or any successor to its ratings business.
Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).
Funds Flow Statement means the funds flow statement setting out the funding and application of funds in relation to the financing of the acquisition of the Property by the Borrower and payment of

10

fees, costs and expenses in connection with the same supplied to the Agent as a condition precedent under this Agreement.
GAAP means generally accepted accounting principles in the jurisdiction of incorporation of the relevant Obligor, including IFRS.
General Account means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
Ground Lease means the perpetual right of ground lease with respect of the Property granted by Fresh Park Venlo B.V. under which the Borrower holds title to all of the Property.
Group means the Ultimate Owners and each of their Affiliates for the time being.
Hedge Counterparty means Deutsche Pfandbriefbank AG, ING Bank N.V. or any other bank or financial institution party to a Hedging Agreement acceptable to the Agent with a Requisite Rating.
Hedging Agreement means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by the Borrower for the purpose of hedging interest payable under this Agreement.
Hedging Prepayment Proceeds means any amount payable to the Borrower as a result of termination or closing out under a Hedging Agreement.
Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.
IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
Initial Valuation means the Valuation of the Property dated no earlier than three months before the Utilisation Date and supplied to the Agent as a condition precedent under this Agreement on or before the date falling ten Business Days prior to the Utilisation Date.
Insurance Prepayment Proceeds means any proceeds of claims under:

(a)	any Insurances; and

(b)	the W&I Insurance,
in each case, required to be paid into the Deposit Account in accordance with paragraph (j) of Clause 23.11 (Insurances) or Clause paragraph (d) of Clause 23.12 (Acquisition Documents and W&I Insurance) (as applicable).
Insurances means any contract of insurance required under Clause 23.11 (Insurances).
Interest Payment Date means 15 February, 15 May, 15 August and 15 November in each year and the Termination Date, with the first Interest Payment Date being 15 November 2018. If, however, any such day is not a Business Day, the Interest Payment Date will instead be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11

Interest Period means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).
Interpolated Screen Rate means, in relation to the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan, each as of 11am.
ISDA Master Agreement means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.
Land Registry means the land registry upheld by the Netherlands Cadastre, Land Registry and Mapping Agency (Dienst voor het kadaster en de openbare registers)
Lease Document means:

(a)	an Agreement for Lease;

(b)	an Occupational Lease; or

(c)	any other document designated as such by the Agent and the Borrower.
Lease Prepayment Proceeds means any premium or other amount paid to the Borrower in respect of any agreement to amend, supplement, extend, waive, surrender or release a Lease Document.
Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under any applicable limitations laws and defences of set-off or counterclaim;

(c)	the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;

(d)	similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and

(e)
any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date.

Lender means:

(a)	the Original Lender; and

12

(b)	any other person which has become a Lender in accordance with Clause 25 (Changes to the Lenders ), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
Lender Approved Development means any development undertaken with the prior written consent of the Agent as contemplated in paragraph (b)(v) of Clause 23.5 (Development)
LMA means the Loan Market Association.
Loan means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the Loan.
Loan Outstandings means, at any time, the Loan, less so much of the amount standing to the credit of the Cash Trap Account that has been deposited into the Cash Trap Account (i) as a result of a deposit in accordance with paragraph (a)(i) of Clause 21.3 (Cure Rights) or (ii) to ensure that the Cash Trap Event contemplated in paragraph (a) of the definition of Cash Trap Event is no longer continuing.
Loan to Cost means the amount of the Loan to be borrowed on the Utilisation Date, as a percentage of (i) the purchase price for the Property (net of any apportionments or other deductions) and (ii) all arm’s length and documented costs, fees and expenses (including transfer tax and registration duties) incurred in connection with the acquisition of the Property and approved in writing in advance by the Agent.
Loan to Value means, at any time:

(a)
no Lender Approved Development is being carried out, the Loan Outstandings expressed as a percentage of the market value of the Property as a whole (determined in accordance with the most recent Valuation at that time); or

(b)	a Lender Approved Development is being carried out:

(i)	the Loan Outstandings; less

(ii)	the Allocated Development Amount in respect of each such Lender Approved Development, expressed as a percentage of:

(iii)	the market value of the Property as a whole; less

(iv)	the market value(s) of the portion(s) of the Property associated with each such Lender Approved Development, in each case, determined in accordance with the most recent Valuation at that time.
Major Unit means a Unit with a gross lettable area equal to or in excess of 5,000 square meters as per the relevant Lease Document.
Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments or, if the Total Commitments have been reduced to zero, whose Commitments aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction.

13

Managing Agent means Hines Fresh Park Venlo B.V. or any other managing agent appointed by the Borrower in respect of the Property in accordance with Clause 23.9 (Managing Agents).
Margin means 1.50% per annum.
Material Adverse Effect means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of an Obligor; or

(b)	the ability of a Transaction Obligor to perform its payment obligations, financial covenants and other material obligations under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents; or

(d)	the rights or remedies of any Finance Party under any of the Finance Documents.
Membership Pledge Agreement means the first-ranking Dutch law pledge of all membership rights in the Borrower, related rights and intercompany receivables claims dated on or about the date hereof, executed by, amongst others, the Guarantors as pledgors, the Borrower and the Security Agent as pledgee.
Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (b)) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
Moody's means Moody's Investors Services Limited or any successor to its ratings business.
Mortgage Deed means the first-ranking Dutch law deed of mortgage in respect of the Property dated on or about the date hereof, executed by, amongst others, the Borrower as mortgagor and the Security Agent as mortgagee.
Multiemployer Plan means a "multiemployer plan" (as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA contributed to for any employees of the Borrower or any ERISA Affiliate.
Net Operating Income means all Rental Income and other income of the Borrower less any Operating Expenses.
Net Rental Income means Rental Income other than Tenant Contributions.
New Lender has the meaning given to that term in Clause 25.1 (Assignments and transfers by the Lenders).

14

Obligor means a Guarantor or the Borrower.
Occupational Lease means any occupational lease (recht van huur), (sub)ground lease ((onder)erfpacht) or other right of use (gebruik) or other right of occupation (bewoning) or right to receive rent to which the Property or any part of the Property is, or may at any time be, subject and includes any guarantee of a tenant's obligations under the same.
OFAC means the Office of Foreign Assets Control of the US Department of the Treasury.
Omnibus Pledge Agreement means the first-ranking Dutch law omnibus pledge agreement in respect of security over bank accounts, insurances, intercompany receivables, relevant agreements and other rights dated on or about the date hereof, executed by, amongst others, the Borrower as pledgor and the Security Agent as pledgee.
Operating Expenses means the expenses (as set out in the then current Business Plan) necessary for the operation and management of the Property (including any ground rent payable in respect of the Property, property taxes and VAT or similar taxes, where applicable), in particular public duties for the Property, insurance premia, routine maintenance, electricity, heating, water supply and waste water, cleaning and gardening, security and facility management, expenses for property management (on arms’ length terms and in line with market practice), expenses for asset management (capped at two percent of Net Rental Income), and costs for maintenance and repairs (however, excluding capital expenditure, corporate overheads and general taxation), in each case to the extent that any of those items are not fully funded by tenants under the Lease Documents.
Original Jurisdiction means, in relation to any Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.
Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Party means a party to this Agreement.
Perfection Requirements means the making or the procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Transaction Obligor or any relevant third party) and/or perfection of that Finance Document.
Permitted Payment means a payment or distribution by an Obligor to another Obligor, the Shareholder or a Subordinated Creditor out of moneys standing to the credit of the General Account in circumstances where no Default or Cash Trap Event is continuing and no Default or Cash Trap Event would result from the payment.
Pfandbrief Transaction means any transaction whereby the Facility, the Loan or any Security granted, or purported to be granted, under the Security Documents (in each case, whether full or in part) is used for the purposes of a Lender’s cover pool in connection with any issuance of Pfandbriefe under the German Pfandbrief Act (Pfandbriefgesetz) of 22 May 2005.
Property means the property located at Venrayseweg, Venlo, The Netherlands (locally known as “Fresh Park Venlo”) as further described in the Mortgage Deed and, where the context so requires, includes the buildings on the Property.

15

Property Report means, in respect of the Property, any certificate of or report on title incorporating a report on the Lease Documents and ownership of the Property, in form and substance satisfactory to the Agent and supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date.
Qualifying Lender has the meaning given to it in Clause 12 (Tax gross up and indemnities).
Quotation Day means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.
Recovery Prepayment Proceeds means the proceeds of a claim (a Recovery Claim) against:

(a)	the Vendor of the Property or any of its Affiliates (or any employee, officer or adviser); or

(b)
the provider of the Property Report or the provider of any other due diligence report (in its capacity as provider of the same) in connection with the acquisition, development, financing or refinancing of the Property, except for Excluded Recovery Proceeds, and after deducting:

(i)	any reasonable expenses incurred by an Obligor to a person who is not an Obligor or Affiliate of an Obligor;

(ii)	any Tax incurred and required to be paid by an Obligor (as reasonably determined by that Obligor on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.
Reference Bank Quotation means any quotation supplied to the Agent by a Reference Bank.
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)
(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(b)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the Screen Rate are asked to submit to the relevant administrator.
Reference Banks means the principal office in Frankfurt am Main and London, respectively, of Deutsche Bank AG, Commerzbank AG and Barclays Bank plc or such other entities as may be appointed by the Agent in consultation with the Borrower.

16

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
Relevant Market means the European interbank market.
Rent Account means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
Rental Income means the aggregate of all amounts paid or payable to or for the account of the Borrower in connection with the letting, licence or grant of other rights of use or occupation of any part of the Property, including each of the following amounts:

(a)	rent, licence fees and equivalent amounts paid or payable;

(b)	any sum received from any deposit held as security for performance of a tenant's obligations (including any Tenant Deposits);

(c)	a sum equal to any apportionment of rent allowed in favour of the Borrower;

(d)
any other moneys paid or payable in respect of occupation and/or usage of the Property and any fixture and fitting on the Property including any fixture or fitting on the Property for display or advertisement, on licence or otherwise;

(e)	any sum paid or payable under any policy of insurance in respect of loss of rent or interest on rent;

(f)	any sum paid or payable, or the value of any consideration given, for the grant, surrender, amendment, supplement, waiver, extension or release of any Lease Document;

(g)	any sum paid or payable in respect of a breach of covenant or dilapidations under any Lease Document;

(h)
any amount payable to the Borrower by way of reimbursement of expenses incurred or on account of expenses to be incurred in the management, maintenance or repair of, and the payment of insurance premiums for the Property;

(i)	any profits of a revenue nature awarded or agreed to be payable to the Borrower as a result of any proceedings taken or claims made;

17

(j)	any sum paid or payable for a breach of any covenant under any Occupational Lease and for expenses incurred in relation to such a breach;

(k)	any sum paid by an occupational tenant to a sinking fund or to ground rent due under any Occupational Lease;

(l)	any sum paid or payable by or distribution received or receivable from any guarantor of any occupational tenant under any Lease Document;

(m)	any Tenant Contributions; and

(n)
any interest paid or payable on, and any damages, compensation or settlement paid or payable in respect of, any sum referred to above less any related fees and expenses incurred (which have not been reimbursed by another person) by the Borrower.

Repeating Representations means each of the representations and warranties set out in Clause 19.1 (Status) to 19.6 (Governing law and enforcement) (inclusive), Clause 19.10 (No Default) to Clause 19.16 (Title to Property) (inclusive) (other than paragraph (d) of Clause 19.11 (Information), paragraph (b) of Clause 19.12 (Financial statements) and paragraph (d) of Clause 19.15 (Valuation)), Clause 19.19 (Centre of main interests and establishments), Clause 19.20 (Ranking of Security), Clause 19.22 (Anti-corruption, anti-bribery and anti-money laundering law) to Clause 19.24 (Immunity) (inclusive) and Clause 19.26 (United States laws).
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
Requisite Rating means long or short-term (as appropriate) unsecured debt instruments in issue which are neither subordinated nor guaranteed and which meet the following criteria:

(a)
in relation to an Account Bank (other than ING Bank N.V.), long-term instruments with a rating of two or more of the following: at least F1 (or better) by Fitch, P-1 (or better) by Moody's or A-1 (or better) by S&P;

(b)
in relation to a Hedge Counterparty (other than Deutsche Pfandbriefbank AG or ING Bank N.V.), long-term rating of two or more of the following: at least AA- (or better) by Fitch, Aa3 (or better) by Moody's or AA- (or better) by S&P; or

(c)
in relation to an insurance company or underwriter or bank or financial institution, a long‑term unsecured debt rating of two or more of the following: at least A- (or better) by Fitch, A3 (or better) by Moody's, A- (or better) by S&P or A-X (or better) by A.M. Best.

Restricted Party means a person that is:

(a)	listed on, or owned or controlled (directly or indirectly) by a person listed on, a Sanctions List, or a person acting on behalf of such a person;

(b)	located in, domiciled or organised under the laws of a Sanctions Jurisdiction or a person that is owned or controlled (directly or indirectly) by, or acting on behalf of such a person; or

(c)	otherwise a target of Sanctions.
RICS means the Royal Institution of Chartered Surveyors.

18

S&P means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or any successor and its ratings business.
Sanctions means any trade, economic or financial sanctions laws, regulations, orders, decrees, embargoes or restrictive measures administered, maintained enacted or enforced from time to time by a Sanctions Authority.
Sanctions Authority means:

(a)	the United Nations Security Council;

(b)	the US;

(c)	the United Kingdom;

(d)	the European Union;

(e)	any member state of the European Union;

(f)	any other country:

(i)	in which a Transaction Obligor is established or conducts its business;

(ii)	from which a Transaction Obligor receives payments; or

(iii)	to which a Transaction Obligor is bound in relation to the Finance Documents and the transactions contemplated thereby; and

(g)	the governments and official institutions, instrumentalities or agencies of any of paragraphs (a) to (f) above, including OFAC, the US Department of State, and Her Majesty's Treasury.
Sanctions Jurisdiction means a country or territory that is the subject of countrywide or territory-wide Sanctions, including, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine.
Sanctions List means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty's Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.
Screen Rate means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period, displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
Secured Liabilities means all present and future obligations and liabilities and all other monies, now or hereinafter due, owing or incurred (in any currency or currencies, whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to

19

the Finance Parties (or any of them) under or in connection with the Finance Documents (or any of them), in each case when the same become due for payment or discharge whether by acceleration or otherwise, and whether such monies, obligations or liabilities are express or implied. The Secured Liabilities shall extend from time to time to any (however fundamental) amendment, supplement, novation, variation, increase, extension (whether of maturity or otherwise), restatement, re-enactment, replacement, change in purpose of, or addition of or to any of the Finance Documents (including the designation of any document as a Finance Document) and/or any facility or amount made available under any of the Finance Documents.
Secured Party means a Finance Party, a Receiver or any Delegate.
Securitisation means any securitisation or similar transaction involving (directly, indirectly or by reference to) any part of the rights of any Lender under this Agreement, including a Pfandbrief Transaction (but excluding, for the avoidance of doubt, a true sale securitisation or synthetic securitisation).
Security or Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
Security Asset means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
Security Document means:

(a)	the Dutch Security Documents;

(b)	the English Security Agreement;

(c)	a Subordinated Creditor’s Security Agreement;

(d)	any other document evidencing or creating Security over any asset to secure any obligation of any Transaction Obligor to a Secured Party under the Finance Documents; or

(e)	any other document designated as such by the Agent and the Borrower.
Shareholder means Hines Global REIT II Properties L.P..
Sponsor Affiliate means each Ultimate Owner, each of their Affiliates, any trust of which an Ultimate Owner or any of its Affiliates is a trustee, any partnership of which an Ultimate Owner or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, an Ultimate Owner or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least six Months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by an Ultimate Owner or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies will not constitute a Sponsor Affiliate.
Subordinated Creditor means:

(a)	an Obligor;

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

20

Subordinated Creditor's Security Agreement means a Security over Subordinated Debt entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.
Subordinated Debt, in relation to a Subordinated Creditor, has the meaning given to it in the Subordination Agreement entered into by that Subordinated Creditor.
Subordination Accession Agreement has the meaning given to the term Accession Agreement in a Subordination Agreement.
Subordination Agreement means a subordination agreement entered into or to be entered into by a Subordinated Creditor, an Obligor and the Security Agent in an agreed form.
Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.
TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro.
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
Tax Payment means either an increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
Tenant Contributions means any amount paid or payable to the Borrower by any tenant under a Lease Document or any other occupier of the Property, by way of:

(a)	contribution to:

(i)	ground rent;

(ii)	insurance premia;

(iii)	the cost of an insurance valuation;

(iv)
a service or other charge in respect of the Borrower’s costs in connection with any management, repair, maintenance or similar obligation or in providing services to a tenant of, or with respect to, the Property; or

(v)	a reserve or sinking fund; or

(b)	VAT.
Tenant Deposit means any deposit in respect of rent received by the Borrower under any Lease Document from the relevant tenant.

21

Tenant Deposit Account means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
Termination Date means the last Interest Payment Date prior to the date falling five years after the date of this Agreement or, if such day is not a Business Day, the preceding Business Day.
Test Date means:

(a)	the Utilisation Date;

(b)	an Interest Payment Date;

(c)
the date falling one Business Day prior to the date of any disposal of the Property or the shares or membership rights (as applicable) in the Borrower (a Disposal) in accordance with 22.4 (Disposals) (taking into account the effect of that Disposal); or

(d)	any date on which a Default is continuing (at the request of the Agent).
Total Commitments means the aggregate of the Commitments being EUR75,000,000 at the date of this Agreement.
Transaction Document means:

(a)	a Finance Document;

(b)	a Lease Document;

(c)	a Ground Lease or any other document creating a right in rem for the benefit of the Borrower;

(d)	the Acquisition Documents;

(e)	the W&I Insurance;

(f)	a document appointing a Managing Agent;

(g)	a document appointing an Asset Manager;

(h)	any arrangement documenting any Subordinated Debt; or

(i)	any other document designated as such by the Agent and the Borrower.
Transaction Obligor means:

(a)	an Obligor;

(b)	a Subordinated Creditor.
Transaction Security means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.
Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate), with any amendments the Agent may approve or reasonably require, or any other form agreed between the relevant transferor, the relevant transferee and the Agent.

22

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Transfer Certificate.
Ultimate Owners means:

(a)	Hines Global Income Trust Inc.; and

(b)	Hines Global REIT II Associates Limited Partnership.
Unit means an individual commercial, retail, office or other unit (including any kiosk or similar unit) constructed or located on or in the Property.
Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.
US means the United States of America.
US Debtor means an Obligor that is incorporated or organized under the laws of the United States of America or any State of the United States of America (including the District of Columbia) (a State) or that has a place of business or property in the United States of America.
US Tax Obligor means:

(a)	an Obligor which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
Utilisation means a utilisation of the Facility.
Utilisation Date means the date of a Utilisation, being the date on which the Loan is to be made.
Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request).
Valuation means an independent valuation of the Property by the Valuer, without special assumptions (on an asset by asset basis and without consideration of portfolio effect on valuation), chosen by, instructed by and supplied at the request of the Agent, addressed to the Finance Parties and prepared on the basis of the market value as that term is defined in the then current Statements of Asset Valuation Practice and Evidence Notes issued by the RICS and to include mortgage lending values (Beleihungswert) and a confirmation from the Valuer of the measurements of the Property.
Valuer means CBRE Valuation & Advisory Services B.V. or any other surveyor or valuer appointed by the Agent.
VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

23

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Vendor means Fresh Park Venlo B.V. as vendor under the Acquisition Documents.
W&I Insurance means the Dutch law governed warranty and indemnity insurance policy taken out in relation to the Acquisition Documents and the acquisition of the Property by the Borrower on or about the date hereof (or any replacement thereof).

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the Agent, the Security Agent the Arranger, any Finance Party, any Secured Party any Hedge Counterparty, any Lender, any Obligor, any Transaction Obligor, any Party or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in agreed form is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)
an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(iv)	assets includes present and future properties, revenues and rights of every description;

(v)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(vi)	disposal includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vii)
a Finance Document or Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, restated , re-enacted or replaced;

(viii)
guarantee means (other than in Clause 18 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

24

(x)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(xi)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)
share or share capital includes, as the context so requires, a share, stock, limited or other partnership interest, membership rights, unit, warrant, and any other interest in, or related to, the equity of a person (other than a natural person) and shareholder shall be construed accordingly;

(xiii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xv)	a time of day is a reference to Amsterdam time.

(b)
The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived in writing.

(f)	a Cash Trap Event is continuing if it has not been remedied or waived as confirmed by the Agent in writing.

(g)
Any provision requiring a Finance Party to act reasonably or consult with respect to a Transaction Obligor when making a determination or a decision under the Finance Documents will only require such Finance Party to act reasonably or consult if an Event of Default is not continuing at the relevant time.

(h)
In any provision of this Agreement where any Finance Party is required to "consult" with the Borrower before making any decision, such Finance Party's obligation to consult will be treated as being discharged if it follows the following procedure:

(i)
the consultation period will start upon the relevant Finance Party's notice (giving reasonable details of the relevant matter) in writing to the Borrower and will last for the period required by the relevant provision and if no period is specified the Consultation Period shall be two Business Days (the Consultation Period);

(ii)	during the Consultation Period the Borrower may submit comments and/or suggestions in writing to the relevant Finance Party relating to the relevant decision for consideration by that Finance Party;

25

(iii)
to the extent that the Borrower submits any comments and/or suggestions, the Borrower and the Finance Parties will discuss such comments and/or suggestions in good faith for the remainder of the Consultation Period; and

(iv)
the relevant Finance Party will not make the relevant decision prior to the expiry of the Consultation Period and in taking the decision will take account of any comments or suggestions submitted to it by the Borrower during the Consultation Period but shall not be bound by them, provided that the relevant Finance Party's decision shall be final and binding on the Borrower, and the relevant Finance Party shall, unless otherwise stated in the Finance Documents, have no liability to the Borrower for the relevant decision or for any matter arising from that decision if the relevant Finance Party has complied with its obligations under paragraphs (i), (iii) and (iv) above and consultation, consults and consulted shall be construed accordingly.

1.3	Dutch terms
In this Agreement, where it relates to a Dutch person or the context so requires, a reference to:

(a)	The Netherlands means the European part of the Kingdom of the Netherlands and Dutch means in or of The Netherlands;

(b)	works council means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) having jurisdiction over that person;

(c)
a necessary action to authorise includes any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden), followed by an unconditional positive advice (advies) from the works council of that person;

(d)
constitutional documents means the articles of association (statuten), deed of incorporation (akte van oprichting), any membership agreements and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(e)
a security interest or security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(f)	a winding-up, administration or dissolution includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(g)	a moratorium includes surseance van betaling and a moratorium is declared includes surseance verleend;

(h)	any procedure or step taken in connection with insolvency proceedings includes that person having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990);

(i)	a liquidator includes a curator or a beoogd curator;

(j)	an administrator includes a bewindvoerder or a beoogd bewindvoerder; and

(k)	an attachment includes a beslag;

26

(l)	negligence means schuld;

(m)	gross negligence means grove schuld; and

(n)	wilful misconduct means opzet.

1.4	Dutch real estate terms
In this Agreement, where it relates to a Dutch person, the Property or the context so requires, a reference to:

(a)	exercising rights affecting the Property includes not leaving the Property uninhabited in terms of the Housing Allocation Act (Huisvestingswet) and the regulations made under said Act;

(b)
ground lease includes any right of ground lease (erfpacht) or subleasehold (ondererfpacht) in connection with any real property within the meaning of article 5:85 of the Dutch Civil Code or article 5:93 of the Dutch Civil Code respectively according to which the lessor or the sublessor may hold and use the property;

(c)	ground rent includes retributie;

(d)	lease includes huur within the meaning of article 7:201 of the Dutch Civil Code;

(e)	letting includes verhuren;

(f)
real property means the land including any buildings and works erected thereon as well as any right in rem giving a right to use that land and/or any building and/or works erected thereon (onroerend goed);

(g)
a retail unit includes a unit for which the Dutch retail lease regime (huur bedrijfsruimte) within the meaning of article 7:290 of the Dutch Civil Code applies and an office unit for which neither the Dutch residential lease regime nor the Dutch retail lease regime applies;

(h)	a right in rem means zakelijk recht including, without limitation, ground lease, apartment right, building right and servitude; and

(i)	a servitude includes erfdienstbaarheid within the meaning of article 5:70 of the Dutch Civil Code.

1.5	Currency symbols and definitions
€, EUR and euro denote the single currency of the Participating Member States.

1.6	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right to enforce or to enjoy the benefit of any term of that Finance Document.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

27

(c)	Any Receiver, Delegate or any person described in paragraph (b) of Clause 28.11 (Exclusion of liability) may rely on any Clause of this Agreement which expressly confers rights on it.

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a euro term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	financing the cost of acquisition of the Property (and for the avoidance of doubt, not any management company connected to the Property); and

(b)	payment of any fees, costs and expenses, stamp registration and other Taxes (other than VAT) incurred by the Borrower in connection with the acquisition of the Property and approved by the Agent, in accordance with the Funds Flow Agreement.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.3	Compliance with money laundering provisions

28

Each Obligor confirms, on the date of this Agreement and on each day that any amount under this Agreement remains outstanding, to each Finance Party that:

(a)	the Loan has been or will be utilised for its own direct benefit;

(b)	it is acting in its own name and not as lender or a trustee, agent or otherwise on behalf of any third party; and

(c)
the transactions contemplated by the Transaction Documents do not infringe any applicable law, regulation or any other provision or procedure of an administrative or governmental nature aimed at preventing money laundering (as defined under article 1 of Directive 2001/97/EC of the European Parliament).

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to the Utilisation if on or before the Utilisation Date, the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)
The Agent may refuse to accept the Utilisation Request if the Agent believes that the notification described in paragraph (a) above will not be capable of being given on or before the Utilisation Date.

(d)	If on the proposed Utilisation Date the Agent has not issued the notification described in paragraph (a) above then:

(i)	at the discretion of the Agent, the Loan may still be made; and

(ii)
the proceeds of the Loan will be paid into the client account of the solicitors to, or an account at, the Agent to be held to the order of the Agent until it gives the notification described in paragraph (a) above.

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all respects; and

(b)	immediately following the making of the Loan:

(i)	the Debt Yield will be at least 8.60%;

29

(ii)	the Loan to Cost will not exceed 60%; and

(iii)	the Loan to Value will not exceed 60% (by reference to the Initial Valuation).

4.3	Maximum number of Loan
The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation two or more Loans would be outstanding.

5.	UTILISATION

5.1	Delivery of the Utilisation Request
The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 11am three Business Days before the Utilisation Date.

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies the purpose of the Loan;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(b)	Only one Loan may be requested in the Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be euros.

(b)	The amount of the proposed Loan must be an amount which is not more than the Available Facility.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	No Lender is obliged to participate in the Loan if, as a result:

(i)	its share in the Loan under the Facility would exceed its Commitment for the Facility; or

(ii)	the Loan would exceed the Total Commitments.

(d)	The Agent must promptly notify each Lender of the details of the requested Loan and the amount of its participation in the Loan.

5.5	Cancellation of Commitment

30

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	REPAYMENT

6.1	Repayment of the Loan
The Borrower shall repay the Loan in full on the Termination Date together with all other amounts outstanding under the Finance Documents.

6.2	Reborrowing
The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality
If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by any Finance Document or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall repay that Lender's participation in the Loan made to the Borrower on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation repaid.

7.2	Change of control

(a)	Upon the occurrence of a Change of Control (as defined below):

(i)	the Obligors shall promptly notify the Agent upon becoming aware of that event and the Agent shall subsequently promptly notify the Lenders of that event; and

(ii)
if a Lender so requires and notifies the Agent within 10 Business Days of the Agent notifying that Lender in accordance with paragraph (a)(i) above , the Agent shall, by not less than 5 Business Days’ notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans (together with accrued interest, and all other amounts accrued under the Finance Documents (including the amounts referred to in paragraph (b) of Clause 7.9 (Restrictions)) immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above Change of Control means the Guarantors (jointly) or the Shareholder (as applicable) ceases or cease to:

31

(i)	be the legal and beneficial owner of 100% of the issued share capital or membership rights (as applicable) of the Guarantors or Borrower (as applicable); or

(ii)	Control the Guarantors or Borrower (as applicable).
unless, in each case, this is approved in writing in advance by the Agent (acting on instruction of all the Lenders).

(c)	The Borrower must promptly:

(i)	notify the Agent of any proposed change to the ownership structure of an Obligor or in the Control of an Obligor whether or not it falls within the threshold in paragraph (b) above; and

(ii)
on request of any Finance Party supply any documentation or other evidence requested pursuant to Clause 20.9 (Know your customer checks) in connection with the proposed change to the ownership structure of the Guarantors or the Borrower or to the Control of the Guarantors or the Borrower before such change occurs.

7.3	Regulatory Change of Control

(a)	For the purposes of this Clause:
CRR means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No.648/2012.
a Regulatory Event means that:

(a)	a person, (the New Controller), directly or indirectly, obtains Control of an Ultimate Owner; or

(b)
Hines Global Income Trust Inc. ceases to be the legal and beneficial owner (directly or indirectly) of more than 50% of the ownership interests in an Obligor (together with paragraph (i) above) each being a Regulatory Change of Control); and

(c)	on the date of such Regulatory Change of Control and solely as a consequence of that Regulatory Change of Control:

(A)
an Obligor and the New Controller are deemed to be one single borrower (Kreditnehmer) under section 19 paragraph 2 of the German Banking Act (Kreditwesengesetz, KWG) and/or section 39 Article 4 CRR; and

(B)
a Lender (an Affected German Lender) that is required to comply with sections 13 KWG and/or Article 392 and/or 395 CRR exceeds any of the thresholds (other than any thresholds which, if exceeded, would trigger only notification requirements) defined in any of those sections (the Applicable Thresholds) and applicable to it solely as a consequence of:

I.	its participation in the Loan and/or any transaction under any Hedging Agreement; and

32

II.	any credits (“Kredite” as defined in section 19 paragraph 1 KWG) to the New Controller or to any entity affiliated to the New Controller, being considered to be granted to the same borrower (Kreditnehmer) or to a group of connected clients (Gruppe verbundener Kunden) under section 19 paragraph 2 KWG and/or section 39 Article 4 CRR.

(b)	The Borrower shall notify the Agent promptly if it becomes aware of the occurrence of a Regulatory Change of Control and the Agent shall promptly notify the Lenders of the same.

(c)	If a Regulatory Event occurs:

(i)
each Affected German Lender shall notify the Agent and the Borrower in writing of the amount by which its combined exposure exceeds the Applicable Thresholds under sections 13 KWG and/or Article 392 and/or 395 CRR as the case may be; and

(ii)
the Borrower shall within 30 days (or, if shorter, expiry of the period within which the Affected German Lender is required by law or regulation to return to compliance with the matters referred to in paragraph (c)(B) of the definition of “Regulatory Event”) of the date of such notice referred to in paragraph (i) above procure prepayment to the Affected German Lender of its entire participation in the Loan and related Hedging Agreements and all other outstandings owed to it under the Finance Documents and cancellation of the Commitments of that Affected German Lender in accordance with Clause 7.8 (Right of repayment and cancellation in relation to a single Lender).

(d)
If a Regulatory Event occurs and prior to the Borrower complying with the provisions of paragraph (c)(ii) above, such Regulatory Event ceases to be continuing, the Affected German Lender shall promptly notify the Agent and the Borrower, and the Borrower shall not be required to comply with the provisions of paragraph (c)(ii) above.

(e)
If a Regulatory Change of Control occurs which results in a Lender being obliged by applicable law or regulation to comply with “know your customer” or similar identification procedures, each Obligor shall, within ten Business Days of request by the Agent, provide all documentation and other evidence in relation to the New Controller to enable such Lender to carry out, and be satisfied with, all necessary “know your customer” or similar identification procedures under applicable laws and regulations.

(f)
If, on the basis of the information referred to in paragraph (e) above, the applicable “know your customer” or similar identification procedures in relation to the New Controller have not been satisfied, the relevant Lender (an Affected KYC Lender) shall notify the Agent and the Borrower in writing of such non-satisfaction (an Affected KYC Lender Notice).

(g)	On the date of an Affected KYC Lender Notice:

(i)	the Commitments of that Affected KYC Lender will be immediately cancelled; and

(ii)
the Agent must, subject to paragraph (iii) below, declare any outstanding Loan due to that Affected KYC Lender, together with accrued interest and all other amounts accrued under the Finance Documents, to be due and payable within 15 days of the Affected KYC Lender Notice in which case the Borrower shall pay or prepay (as applicable) such amounts; or

(iii)	provided that not all the Lenders are Affected KYC Lenders, the Borrower may, following receipt of written consent from all of the Lenders (other than the Affected KYC Lender), such

33

consent not to be unreasonably withheld or delayed, by written notice require the Affected KYC Lender to transfer all of its rights and obligations under the Finance Documents, subject to and in accordance with Clause 7.8 (Right of repayment and cancellation in relation to a single Lender), to a new Lender by the date falling no later than 15 days after the date of the Affected KYC Lender Notice.

(h)
On receipt of a notice under paragraph (g)(iii) above, the Affected KYC Lender must transfer all of its rights and obligations under the Finance Documents in accordance with the procedure for the accession of a new Lender to the Finance Documents set out in this Agreement.

7.4	Mandatory prepayment
The Borrower must apply the following amounts in prepayment of the Loan, and payment of prepayment fees and other amounts referred to in paragraph (b) of Clause 7.9 (Restrictions) at the time and in the order of application contemplated by Clause 7.5 (Application of mandatory prepayments):

(a)	the amount of Disposal Proceeds;

(b)	the amount of Hedging Prepayment Proceeds;

(c)	the amount of Lease Prepayment Proceeds;

(d)	the amount of Insurance Prepayment Proceeds;

(e)	the amount of Compensation Prepayment Proceeds;

(f)	the amount of Recovery Prepayment Proceeds; and

(g)	the amount of Cash Trap Prepayment Proceeds.

7.5	Application of mandatory prepayments

(a)
An amount referred to in paragraphs (a) to (f) of Clause 7.4 (Mandatory prepayment) shall be applied on the date provided for in accordance with paragraph (c) of Clause 17.6 (Deposit Account) as follows:

(i)	in or towards prepayment of the Loan; and

(ii)	in or towards payment of prepayment fees and any other amount that is or will become due and payable in accordance with paragraph (b) of Clause 7.9 (Restrictions) as a result of those prepayments.

(b)	An amount referred to in paragraph (g) of Clause 7.4 (Mandatory prepayment) shall be applied on the date provided for in accordance with paragraph (b) of Clause 17.7 (Cash Trap Account).

7.6	Voluntary cancellation
The Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of EUR1,000,000) of the Available Facility. Any cancellation under this Clause 7.6 shall reduce the Commitments of the Lenders rateably.

7.7	Voluntary prepayment of the Loan

34

(a)
The Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of EUR1,000,000).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

7.8	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.2 (Increased Costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.

7.9	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and subject to any Break Costs, (including if any arrangement is terminated prior to its maturity and provided that a Lender has (by reason of negative interest rates) to pay to place the relevant monies on deposit for the remainder of the original deposit period (and that Lender does place the amount on deposit), the amount of interest paid by that Lender in respect of that period) and any prepayment and cancellation fees payable under this Agreement, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7, it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders, as appropriate.

35

(g)
If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

(h)
Any prepayment of the Loan (other than a prepayment to a single Lender pursuant to Clause 7.1 (Illegality), Clause 7.2 (Change of control) or Clause 7.8 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in the Loan.

8.	INTEREST

8.1	Calculation of interest
The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR.

8.2	Payment of interest
The Borrower shall pay accrued interest on the Loan on each Interest Payment Date.

8.3	Hedging

(a)
Subject to Clause 22.22(a)(ii) (Conditions Subsequent), on or before the Utilisation Date, the Borrower shall enter into and shall thereafter maintain Hedging Agreements in accordance with this Clause 8.3.

(b)	(%3) The aggregate notional amount of the transactions in respect of the Hedging Agreements shall be at least 70% of the aggregate amount of the Loan.

(i)	Each Hedging Agreement shall:

(A)	be with a Hedge Counterparty;

(B)	be for a term ending on the Termination Date;

(C)	have settlement dates coinciding with the Interest Payment Dates;

(D)	be in the form of an interest rate cap with a strike rate not exceeding 2.5% (two point five percent) per annum;

(E)	provide for full upfront payment of the premium; and

(F)	be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Agent.

(ii)	The rights of the Borrower under the Hedging Agreements shall be charged or assigned by way of security under a Security Document.

(d)	(%3) The Borrower must comply with the terms of each Hedging Agreement.

36

(i)	The Borrower may not, and the Borrower shall procure that no Hedge Counterparty does, amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Agent.

(ii)
Paragraph (ii) above shall not apply to an amendment, supplement, extension or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

(f)	The Borrower may not, and the Borrower shall procure that no Hedge Counterparty does, terminate any Hedging Agreement (in whole or in part) except:

(i)	if an Illegality (as that term is defined in the applicable ISDA Master Agreement) has occurred;

(ii)	if all the Loan and other amounts outstanding under the Finance Documents (other than the Hedging Agreements) have been unconditionally and irrevocably paid and discharged in full; or

(iii)	with the prior written consent of the Agent.

(g)
If the Borrower or a Hedge Counterparty terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with paragraphs (d)(i) or (d)(ii) above, the Borrower shall promptly notify the Agent of that termination or close out.

(h)
(%3)    The Borrower must procure that any hedge counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by the Borrower pursuant to the relevant Security Documents of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(i)
Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(ii)	The Security Agent shall not be liable for the performance of any of the Borrower's obligations under a Hedging Agreement.

8.4	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date or if an Event of Default is continuing, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (c) below, is two percent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b)	Any interest accruing under this Clause 8.4 shall be immediately payable by the Obligor on demand by the Agent.

(c)	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period; and

37

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two percent per annum higher than the rate which would have applied if the overdue amount had not become due.

(d)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.5	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan.

9.	INTEREST PERIODS

9.1	Length of Interest Periods
Each Interest Period for the Loan shall start on its Utilisation Date or (if already made) on the last day of its preceding Interest Period and end on the next Interest Payment Date.

9.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate
If no Screen Rate is available for EURIBOR for the Interest Period of the Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan.

(b)	Reference Bank Rate
If no Screen Rate is available for EURIBOR for:

(i)	euro; or

(ii)	the Interest Period of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall be the Reference Bank Rate for a period equal in length to the Interest Period of the Loan.

(c)	Cost of funds
If paragraph (b) applies but no Reference Bank Rate is available for euro or the relevant Interest Period there shall be no EURIBOR for the Loan and Clause 10.4 (Cost of funds) shall apply to the Loan for that Interest Period.

38

10.2	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by noon on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3	Market disruption
If before close of business in Munich on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 30% of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of EURIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

10.4	Cost of funds

(a)	If this Clause 10.4 applies, the rate of interest on each Lender's share of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)
If this Clause 10.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.5	Break Costs

(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a confirmation of the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Arrangement fee
The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

39

11.2	Prepayment and cancellation fee

(a)
Subject to paragraph (c) below, the Borrower must pay to the Agent for each Lender a prepayment and cancellation fee on the date of prepayment of all or any part of the Loan and on the date of cancellation of any part of the Total Commitments.

(b)	The amount of the prepayment and cancellation fee is:

(i)	if the prepayment or cancellation occurs on or before the first anniversary of the Utilisation Date, one percent of the amount prepaid or cancelled;

(ii)	if the prepayment or cancellation occurs after the first but on or before the second anniversary of the Utilisation Date, 0.75 percent of the amount prepaid or cancelled;

(iii)	if the prepayment or cancellation occurs after the second but on or before the third anniversary of the Utilisation Date, 0.5 percent of the amount prepaid or cancelled; and

(iv)	if the prepayment or cancellation occurs after the third anniversary of the Utilisation Date, no prepayment or cancellation fee shall be payable.

(c)	No prepayment or cancellation fee shall be payable under this Clause 11.2 if the prepayment or cancellation is made under:

(i)	Clause 7.1 (Illegality);

(ii)	paragraph (c) of Clause 7.4 (Mandatory prepayment), but only to extent such Lease Prepayment Proceeds constitute commercial lease surrender prepayments;

(iii)	paragraph (d), (e), (f) or (g) of Clause 7.4 (Mandatory prepayment);

(iv)	Clause 7.8 (Right of repayment and cancellation in relation to a single Lender); or

(v)	Clause 21.3 (Cure Rights).

12.	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:
Protected Party means a Finance Party which incurs or will incur any liability, or is or will be required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
Qualifying Lender means a Lender which is:

(i)	a Lender tax resident in the jurisdiction of an Obligor, which is not an individual;

(ii)	a Lender lending through a Facility Office in the jurisdiction of an Obligor;

(iii)	a Treaty Lender; or

40

(iv)	otherwise beneficially entitled to receive a payment under this Agreement without any Tax Deduction.
Tax Credit means a credit against, relief or remission for, or repayment of any Tax.
Treaty Lender means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the jurisdiction of incorporation of the Obligors through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(iii)
fulfils any condition which must be fulfilled under the Treaty for residents of that Treaty State to obtain full exemption from taxation in the jurisdiction of incorporation of the Obligors on interest payable to that Lender in respect of an advance under a Finance Document, except for this purpose it is assumed that they have fulfilled:

(A)
any condition contained in the Treaty which relates (expressly or by implication) to the amount or terms of the Loan or to there being or not being a special relationship between any Obligor and a Finance Party or between both of them and another person by reason of which the amount of interest paid exceeds the amount which would have been paid in the absence of such relationship; and

(B)	any necessary procedural formalities.
Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the jurisdiction of incorporation of the Obligors which makes provision for full exemption from Tax imposed by the jurisdiction of incorporation of the Obligors on interest.

(b)	Unless a contrary indication appears, in this Clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor (except as provided for in paragraph (g) below), the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

41

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)
A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(g)	Notwithstanding any provision of any Finance Document to the contrary, no Obligor shall be required to pay any additional amount under paragraph (c) above with respect to:

(i)
the deduction or withholding of any income Tax imposed by the United States (or any political subdivision thereof) on any payment made by such Obligor under a Finance Document if the Finance Party is unable to supply any form described under paragraph (d) of Clause 12.5 (Lender status confirmation) below establishing that such Finance Party is exempt from U.S. withholding Tax other than as a result of any change after the date the Finance Party became a Party to this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority; or

(ii)
a payment that could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on the date the payment felt due that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date the Finance Party became a Party to this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority; or

(iii)
the relevant Lender is a Qualifying Lender and the Obligor is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (f) above); or

(iv)
a payment that could have been made to the relevant Lender without a Tax Deduction if the Lender had not been (A) a beneficiary (opbrengstgerechtigde); and (B) tax resident in a low tax jurisdiction (laagbelastende jurisdictie); in each case as to be defined in the Withholding Tax Act 2020 (Wet bronbelasting 2020), which was proposed on 18 September 2018 by the Dutch Ministry of Finance published as one of the draft bills that forms part of the Tax Plan 2019, if enacted.

(h)
Notwithstanding paragraph (g) above, if as a result of a change in law after a Lender became a Party to this Agreement, such Lender has become entitled to a gross-up payment under paragraph (g) above or an indemnity payment under Clause 12.3 (Tax indemnity) with respect to amounts owed by a U.S. Tax Obligor and such Lender transfers or assigns any of its rights or obligations under the Finance Documents or changes its applicable lending office, the transferee, assignee or Lender with respect to its new lending office shall be entitled to additional amounts under paragraph (c) with respect to such Tax imposed by the United States that were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office.

12.3	Tax indemnity

42

(a)
The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the cost, loss or liability which that Protected Party determines will be or has been (directly or indirectly) incurred for or on account of Tax by that Protected Party in respect of a payment received or receivable (or any payment deemed to be received or receivable) or otherwise under a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)
with respect to any income Tax on payment made by an Obligor under a Finance Document if the Finance Party is not entitled to receive additional amounts because of the application of paragraph (g) of Clause 12.2 (Tax gross-up) above;

(iii)
under the laws of The Netherlands, if and to the extent such Tax becomes payable as a result of a Finance Party having a substantial interest (aanmerkelijk belang) as defined in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) in the Obligor; or

(iv)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party; or

(C)	is attributable to, or suffered or incurred with respect to any Bank Levy.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to:

(i)	an increased payment of which that Tax Payment forms part;

(ii)	that Tax Payment; or

43

(iii)	a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit whether or not on an affiliated group basis by that Finance Party or an Affiliate of that Finance Party, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Lender status confirmation

(a)
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a Qualifying Lender;

(ii)	a Qualifying Lender (other than a Treaty Lender); or

(iii)	a Treaty Lender.

(b)
If a New Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower).

(c)
At the time a Lender becomes a Party and any time thereafter as reasonably requested by the Borrower, such Lender agrees to provide complete, accurate, and properly executed documentation (including, but not limited to, the appropriate Form W-8, Form W-9 or any other relevant form (and any successor forms)) establishing that such Lender is exempt from U.S. withholding Tax with respect to all payments under the Finance Documents and, if any such documentation previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower in writing of its legal inability to do so provided, however, that a Lender shall not obliged to supply any form under this paragraph 12.5(c) if it is unable to do so by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority.

(d)	A Transfer Certificate shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6	Stamp Taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under

44

a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of that VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT payable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.7 to any Party shall, at any time when that Party is treated as a member of a group or fiscal unity for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping or fiscal unity rules, respectively, provided for in Art. 11 of the Council Directive 2006/112/EC as amended (or as implemented by the relevant member state of the European Union), or any other similar provision in any jurisdiction so that a reference to a Party shall be construed as a reference to that Party of the relevant group or fiscal unity of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or fiscal unity at that time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.8	FATCA information and other information regimes

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

45

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other applicable law or regulation implementing similar international arrangements for the exchange of Tax or financial information between jurisdictions.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If an Obligor is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation implementing similar international arrangements for the exchange of Tax or financial information between jurisdictions require it, each Lender shall, within ten Business Days of:

(i)	where an Obligor is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Obligor is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	where an Obligor is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:

(A)	a withholding certificate on the appropriate Form W-8, Form W-9 or any other relevant form; or

46

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

12.9	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.	INCREASED COSTS

13.1	Definitions
In this Agreement:
Basel III means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systematically important banks contained in "Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee relating to "Basel III".

47

Basel Committee means the Basel Committee on Banking Supervision.
CRD IV means (a) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No. 648/2012) and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
Increased Costs means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased Costs
Subject to Clause 13.4 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation;

(b)	compliance with any law or regulation made after the date of this Agreement;

(c)
the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(d)	the transfer of the Loan or any part of the Loan out of the coverpool relating to pfandbrief covered bonds.

13.3	Increased Cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.2 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a confirmation of the amount of its Increased Costs.

13.4	Exceptions
Clause 13.2 (Increased Costs) does not apply to the extent any Increased Cost is:

48

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities
The Borrower shall (or shall procure that a Transaction Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(d)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

49

14.3	Indemnity to the Agent
Each Obligor jointly and severally shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.10 (Disruption to Payment Systems etc) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

14.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and any other Secured Party against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Assets (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.	MITIGATION BY THE LENDERS

50

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses
The Borrower shall promptly on demand pay each of the Agent, the Arranger and the Security Agent the amount of all costs and expenses (including legal fees) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs
If:

(a)	A Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 32.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) incurred by the Agent or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Valuations

(a)	The Agent may request a Valuation at any time.

(b)	The Borrower shall promptly on demand pay to the Agent the costs of:

51

(i)	the Initial Valuation;

(ii)	a Valuation obtained by the Agent on an annual basis (provided that the first of such annual Valuations may not be requested by the Agent before the first anniversary of the date of this Agreement);

(iii)	a Valuation obtained by the Agent in connection with the compulsory purchase of all or part of the Property; and

(iv)	a Valuation obtained by the Agent at any time when a Default is continuing or occurs as a result of obtaining that Valuation.

(c)	The Borrower must supply to the Agent a copy of any valuation of the Property an Obligor obtains, promptly upon obtaining it.

(d)	Any Valuation not referred to in paragraph (b) above will be at the cost of the Lenders.

16.4	Enforcement and preservation costs
The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Document;

(b)
or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

17.	BANK ACCOUNTS

17.1	Designation of Accounts

(a)	The Borrower must maintain the following bank accounts in the name of the Borrower:

(i)	a rent account designated the Rent Account;

(ii)	a deposit account designated the Debt Service Account;

(iii)	a proceeds account designated the Tenant Deposit Account;

(iv)	a deposit account designated the Deposit Account;

(v)	a deposit account designated the Cash Trap Account; and

(vi)	a current account designated the General Account.

(b)	No Obligor may, without the prior written consent of the Agent, maintain any other bank account.

17.2	Account bank

(a)	Subject to paragraphs (b) and (c) below, the Accounts must be held at the same Account Bank.

52

(b)
If an Account Bank, other than ING Bank N.V. or Deutsche Pfandbriefbank AG, does not have the applicable Requisite Rating or the Agent so requests (acting reasonably), the Agent may require that the Accounts be moved, within 30 days, to another bank of its choice which does have the applicable Requisite Rating. An Obligor must promptly notify the Agent upon becoming aware that an Account Bank, other than ING Bank N.V. or Deutsche Pfandbriefbank AG, does not have the applicable Requisite Rating.

(c)
The replacement of an Account only becomes effective when the relevant bank agrees with the Agent and the Borrower, in a manner satisfactory to the Agent (including the granting and perfection of Transaction Security over such replacement Account(s)), to fulfil the role of the bank holding that Account.

17.3	Rent Account

(a)	Except as provided in paragraph (f) below, the Borrower has signing rights in relation to the Rent Account and may grant signing rights to a Managing Agent.

(b)	The Borrower must ensure that all Rental Income (other than Lease Prepayment Proceeds and Tenant Deposits) is paid into the Rent Account.

(c)	The Borrower may satisfy its obligations under paragraph (b) by ensuring that:

(i)	a Managing Agent promptly collects all Rental Income and pays all Rental Income received by it into the Rent Account; and

(ii)	pending payment into the Rent Account, the Managing Agent holds that Rental Income in a separate account in the name of the Managing Agent, into which only amounts representing Rental Income are paid.

(d)	If any payment of any amount referred to in paragraph (b) above is paid into an Account other than the Rent Account, that payment must be paid immediately into the Rent Account.

(e)
Except as provided in paragraph (f) below, in respect of each calendar quarter, the Borrower or the Managing Agent (as applicable) must withdraw from, and apply amounts standing to the credit of, the Rent Account, as follows:

(i)
to discharge (A) its Operating Expenses and (B) any other expenses related to the Property owned by it for which Tenant Contributions are paid, in each case which are due and payable in that calendar quarter (in the amounts set out in the most recent Compliance Certificate delivered to the Agent in accordance with Clause 20.2 (Compliance Certificate)); and

(ii)	at least three days prior to the Interest Payment Date that falls within that calendar quarter, payment of an amount equal to:

(A)	the monies standing to the credit of the Rent Account on that Interest Payment Date;
minus

(B)
the (A) Operating Expenses and (B) any other expenses related to the Property owned by it for which Tenant Contributions are paid, in each case which are due and payable in respect of that calendar quarter (in the amounts set out in the most recent Compliance

53

Certificate delivered to the Agent in accordance with Clause 20.2 (Compliance Certificate) and which have not yet been paid in accordance with paragraph (i) above), into the Debt Service Account.

(f)	At any time when a Default is continuing or the Repeating Representations are not correct, only the Security Agent may:

(i)	operate the Rent Account;

(ii)	notify the Borrower that its rights (or the Managing Agent’s rights as the case may be) to operate the Rent Account are suspended, such notice to take effect in accordance with its terms; and

(iii)	withdraw from, and apply amounts standing to the credit of, the Rent Account in or towards any purpose for which moneys in any Account may be applied.

17.4	Debt Service Account

(a)	The Security Agent has sole signing rights in relation to the Debt Service Account.

(b)	Amounts must be paid into the Debt Service Account in accordance with Clause 17.3 (Rent Account).

(c)	If any payment of any amount referred to in paragraph (b) above is paid into an Account other than the Debt Service Account, that payment must be paid immediately into the Debt Service Account.

(d)
Except as provided in Clause 32.5 (Partial payments) and paragraph (g) below, on each Interest Payment Date, the Security Agent must withdraw from, and apply amounts standing to the credit of, the Debt Service Account, in the following order:

(i)	first, in or towards payment pro rata of any unpaid amounts owing to the Agent, the Arranger or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment to the Agent for the Lenders pro rata of any accrued interest and fees due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment to the Agent for the Lenders pro rata of any principal due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment of any other sum due but unpaid to the Finance Parties pro rata under the Finance Documents;

(v)	fifthly, if a Cash Trap Event has occurred or is continuing on that Interest Payment Date, in or towards payment of any amount required to:

(A)
meet contracted tenant incentives, remaining corporate costs, valuation fees, legal costs (in each case evidenced to and approved by the Agent in writing in advance) and agreed capital expenditure for the Interest Period commencing on that Interest Payment Date in line with the then current Business Plan (as set out in the most recent Compliance Certificate delivered to the Agent in accordance with Clause 20.2 (Compliance Certificate)); or

54

(B)
pay any claim made on the Borrower in respect of the payment of VAT that is payable by any person other than the Borrower, provided that no Default or Cash Trap Event other than as referred to in paragraph (c) of the definition thereof has occurred or is continuing.

(e)	If:

(i)	there are amounts standing to the credit of the Debt Service Account after the Security Agent has made the payments required pursuant to paragraph (d) above; and

(ii)	a Cash Trap Event is continuing,
the Security Agent shall:

(A)	withdraw all such amounts standing to the credit of the Debt Service Account; and

(B)	deposit those amounts in the Cash Trap Account.

(f)	If:

(i)	there are amounts standing to the credit of the Debt Service Account after the Security Agent has made the payments required pursuant to paragraph (d) above; and

(ii)	no Cash Trap Event is continuing,
the Security Agent shall:

(A)	withdraw all such amounts standing to the credit of the Debt Service Account; and

(B)	deposit those amounts in the General Account.

(g)	The Security Agent is obliged to make a withdrawal from the Debt Service Account in accordance with paragraph (d) above only if:

(i)	no Default is continuing; and

(ii)	the Repeating Representations are correct and will be correct immediately after the withdrawal.

17.5	Tenant Deposit Account

(a)	Except as provided in paragraph (d) below, the Borrower has signing rights in relation to the Tenant Deposit Account.

(b)	The Borrower must ensure that any Tenant Deposits are, on receipt, paid into the Tenant Deposit Account.

(c)	Except as provided in paragraph (d) below, the Borrower may only withdraw an amount from the Tenant Deposit Account:

(i)	to repay any Tenant Deposit received by it under any Lease Document to the relevant tenant to the extent that the Borrower is obliged to make such repayment under that Lease Document; and

55

(ii)
to the extent that, in accordance with the terms of the relevant Lease Document, the Borrower is not obliged to repay a Tenant Deposit received by it under any Lease Document to the relevant tenant, to pay an amount equal to that Tenant Deposit into the Rent Account.

(d)	At any time when a Default is continuing or the Repeating Representations are not correct, the Security Agent may:

(i)	operate the Tenant Deposit Account;

(ii)
notify the Borrower that its rights (or the Managing Agent’s rights as the case may be) to operate the Tenant Deposit Account are suspended, such notice to take effect in accordance with its terms; and

(iii)	withdraw from, and apply amounts standing to the credit of, the Tenant Deposit Account in or towards any purpose for which moneys in any Account may be applied.

17.6	Deposit Account

(a)	The Security Agent has sole signing rights in relation to the Deposit Account.

(b)	(%3) The Borrower must ensure that all Hedging Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.

(i)	The Borrower must ensure that all Lease Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.

(ii)	The Borrower must ensure that all Insurance Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.

(iii)	The Borrower must ensure that all Compensation Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.

(iv)	The Borrower must ensure that all Recovery Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.

(v)
The Borrower must ensure that all Disposal Proceeds arising from the sale of (A) the Property or (B) the shares or membership rights (as applicable) in the Borrower are promptly upon receipt paid into the Deposit Account.

(d)
Except as provided in Clause 32.5 (Partial payments) and paragraph (d) below, on each Interest Payment Date, or earlier at the request of the Borrower if it gives the Agent not less than five Business Days' advance notice in writing, the Security Agent must withdraw from, and apply amounts standing to the credit of, the Deposit Account in accordance with paragraph (b) above in accordance with Clause 7.4 (Mandatory prepayment).

(e)	The Security Agent is obliged to make a withdrawal from the Deposit Account in accordance with paragraph (c) above only if:

(i)	no Default is continuing; and

(ii)	the Repeating Representations are and will be correct immediately after the withdrawal.

56

17.7	Cash Trap Account

(a)	The Security Agent has sole signing rights in relation to the Cash Trap Account.

(b)	The Security Agent must pay amounts into the Cash Trap Account in accordance with:

(i)	paragraph (e) of Clause 17.4 (Debt Service Account); and

(ii)	Clause 21.3 (Cure Rights).

(c)	Except as provided in Clause 32.5 (Partial payments) and paragraph (d) below , the Security Agent must:

(i)
if the Agent has confirmed to the Borrower that no Cash Trap Event (other than as referred to in paragraph (c) of the definition thereof) or any Default has been continuing at any time during two consecutive Interest Periods commencing on or after the Interest Payment Date on which an amount was transferred into the Cash Trap Account in accordance with paragraph (b) above (the First Cash Trap IPD) and ending on the second the second Interest Payment Date thereafter (the Third Cash Trap IPD), at the request of the Borrower (if the Borrower gives the Security Agent not less than five Business Day’s advance notice in writing) transfer an amount equal to the lower of (A) the amount standing to the credit of the Cash Trap Account and (B) an amount exceeding the amount required to be retained on the Cash Trap Account to ensure that no new Cash Trap Event would occur on the Third Cash Trap IPD to the General Account within ten Business Days of the Third Cash Trap IPD;

(ii)	if on the Third Cash Trap IPD, a Cash Trap Event or Default is continuing, apply an amount equal to that amount in prepayment of the Loan in accordance with Clause 7.4 (Mandatory prepayment); and

(iii)
if on the First Cash Trap IPD, a Cash Trap Event as referred to in paragraph (c) of the definition thereof is continuing, apply an amount equal to that amount in prepayment of the Loan in accordance with Clause 7.4 (Mandatory prepayment).

(d)	The Security Agent is obliged to make a withdrawal from the Cash Trap Account in accordance with:

(i)	paragraph (c)(i) above only if:

(A)	no Default or Cash Trap Event is continuing or would result from such withdrawal; and

(B)	the Repeating Representations are correct and will be correct immediately after the withdrawal; and

(ii)	paragraph (c)(ii) and (c)(iii) above only if:

(A)	no Default is continuing; and

(B)	the Repeating Representations are correct and will be correct immediately after the withdrawal.

17.8	General Account

57

(a)	Except as provided in paragraph (d) below, the Borrower has signing rights in relation to the General Account.

(b)
The Borrower must ensure that any other amount received or receivable by it, other than any amount specifically required under this Agreement to be paid into any other Account, is paid into the General Account.

(c)	Except as provided in paragraph (d) below and subject to:

(i)	any restriction in any Subordination Agreement; and

(ii)	the requirement that amounts paid into the General Account for a particular purpose must be used for that purpose, the Borrower may withdraw any amount from the General Account for any purpose.

(d)	At any time when a Default is continuing or the Repeating Representations are not correct, only the Security Agent may:

(i)	operate the General Account;

(ii)	notify the Borrower that its rights to operate the General Account are suspended, such notice to take effect in accordance with its terms; and

(iii)	withdraw from, and apply amounts standing to the credit of, the General Account in or towards any purpose for which moneys in any Account may be applied.

17.9	Miscellaneous Accounts provisions

(a)	The Borrower must ensure that no Account goes into overdraft.

(b)
Any amount received or recovered by an Obligor otherwise than by credit to an Account must be held subject to the security created by the Finance Documents and immediately be paid to the relevant Account or to the Agent in the same funds as received or recovered.

(c)
If any payment is made into an Account in relation to which the Security Agent has sole signing rights which should have been paid into another Account, then, unless a Default is continuing, the Security Agent must, at the request of the Borrower and on receipt of evidence satisfactory to the Security Agent that the payment should have been made to that other Account, pay that amount to that other Account.

(d)
The moneys standing to the credit of an Account (other than the Tenant Deposit Account) may be applied by the Security Agent in payment of any amount due but unpaid to a Finance Party under the Finance Documents.

(e)	No Finance Party is responsible or liable to any Obligor for:

(i)	any non-payment of any liability of an Obligor which could be paid out of moneys standing to the credit of an Account; or

(ii)	any withdrawal wrongly made, if made in good faith.

(f)
The Borrower must ensure that to the extent that the Account Bank offers such a facility, that appropriate arrangements are in place at all times with the Account Bank to enable the Security Agent to have

58

electronic access to view the balance standing to the credit of each Account and the transaction history of each Account at any time during business hours.

(g)	The Borrower must, within five Business Days of any request by the Agent, supply the Agent with the following information in relation to any payment received in an Account:

(i)	the date of payment or receipt;

(ii)	the payer; and

(iii)	the purpose of the payment or receipt.

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity
Each Guarantor irrevocably and unconditionally:

(a)	guarantees, as its own and independent obligation, to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, each Guarantor shall immediately on demand pay that amount as its own and independent obligation; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as its own and independent obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by an Obligor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of paragraph (a) or (b) above.

18.2	Continuing guarantee
This guarantee is a continuing guarantee (and not a joint and several liability (hoofdelijke aansprakelijkheid) or suretyship (borgtocht)) and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

59

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any assignment or transfer by any person of any claim under any Finance Document;

(f)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or

(h)	any insolvency, resolution or similar proceedings.

18.5	Guarantor intent
Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse

(a)
No Guarantor has any right of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Obligor under this Clause 18.

(b)	This Clause 18 applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations

60

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Obligor or on account of any Obligor's liability under this Clause 18.

18.8	Deferral of rights

(a)
In this Clause 18.8 a payment or amount paid by a Guarantor under a Security Document includes any amount applied towards payment of the obligations of that Guarantor out of the proceeds of enforcement of any Security Interest created under that Security Document.

(b)	Each Guarantor confirms that:

(i)
the obligations under this Clause and each Security Document to which it is a party (as security provider) constitute its own obligations, independent from the obligations of any other Obligor under any Finance Document; and

(ii)	consequently, it does not have nor will it acquire:

(A)	a statutory right of recourse or similar right (including by way of indemnity or contribution) against any other Obligor; or

(B)	a claim against any other Obligor by way of subrogation or otherwise, under or in connection with any payment made by it under this Clause or a Security Document to which it is a party or in respect of any rights, Security Interest or moneys held, received or receivable by any Secured Party under or in connection with any Finance Document (other than a Contractual Recourse Claim (as defined below)).

(c)
Subject to paragraph (e) below, each Guarantor has (by way of a conditional existing right (bestaande voorwaardelijke vordering)), subject only to payment by it of any amount under or in connection with this Clause or a Security Document to which it is a party as security provider, a contractual right of recourse against each other Obligor (each a Contractual Recourse Claim) in an amount equal to the lower of:

(i)	any amount paid by it under or in connection with this Clause or a Security Document to which it is a party as security provider; and

(ii)	the amount payable by a Guarantor under or in connection with any Finance Document on the date of the payment described under paragraph (i) above.

(d)
Each Guarantor agrees to pledge and pledges as a disclosed pledge to the Security Agent each of its Contractual Recourse Claims against the Borrower. All the Security Interests created by that Guarantor under this paragraph (d) is security for the payment of the Secured Liabilities (as such term is defined in the Security Documents). Each Guarantor notifies each other Obligor of these rights of pledge and

61

each Obligor confirms and acknowledges this notification.  Each Guarantor represents and warrants that it is authorised to create the rights of pledge created under this paragraph (d) and it has full and exclusive title to each of its Contractual Recourse Claims free of any Security Interest (except for those created under this paragraph (d) or any Finance Document).  The Security Agent may at any time terminate (opzeggen) in whole or in part any right of pledge created under this paragraph (d).

(e)
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, all present and future liabilities and obligations at any time of any Transaction Obligor to any Secured Party under or in connection with any Finance Document, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity (the Liabilities), rank first in right and priority of payment and each Contractual Recourse Claim is postponed and subordinated to the Liabilities. Consequently no Guarantor may:

(i)	demand or receive payment of any Contractual Recourse Claim, whether in cash or in kind, from any Obligor or any other source;

(ii)	exercise any right of set-off against any other Obligor in respect of any Contractual Recourse Claim;

(iii)	take or omit to take any action which might impair the priority or subordination achieved or intended to be achieved by this paragraph (e);

(iv)
assign, transfer or otherwise dispose of or create any Security Interest over its Contractual Recourse Claims or its proceeds in favour of any person (other than pursuant to paragraph (d) above) or any Security Document);

(v)	accelerate any Contractual Recourse Claim or otherwise declare any Contractual Recourse Claim prematurely due and payable;

(vi)	enforce any Contractual Recourse Claim by execution or otherwise; and/or

(vii)	otherwise exercise any remedy for the recovery of any Contractual Recourse Claim.

(f)
Subject to paragraphs (a) up to and including paragraph (e) above, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

62

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(g)
If a Guarantor receives any benefit, payment or distribution in relation to any rights which it may have by reason of performance by it of its obligations under the Finance Documents (other than any Permitted Payment), it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on an interest-bearing suspense account for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

(h)	Each Party acknowledges any third party stipulation included in any Dutch Security Document.

18.9	Additional Security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.10	US Guarantor

(a)	In this Clause 18.10:
fraudulent transfer law means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law;
US Guarantor means any Guarantor that is a US Debtor; and
terms used in this Clause 18.10 are to be construed in accordance with the fraudulent transfer laws.

(b)	Each US Guarantor acknowledges that:

(i)	it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

(ii)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

(iii)	each Finance Party has acted in good faith in connection with the guarantee given by a US Guarantor and the transactions contemplated by the Finance Documents.

(c)
Each Finance Party agrees that a US Guarantor's liability under this Clause 18.10 is limited so that no obligation of, or transfer by, a US Guarantor under this Clause 18.10 is subject to avoidance and turnover under any fraudulent transfer law.

(d)	Each US Guarantor represents and warrants to each Finance Party that:

(i)
the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)	its capital is not unreasonably small to carry on its business as it is being conducted;

63

(iii)	it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)	it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(e)	Each representation and warranty in this Clause 18.10:

(i)	is made by each US Guarantor on the date of this Agreement;

(ii)	is deemed to be repeated by:

(A)	each additional Guarantor on the date that additional Guarantor becomes a US Guarantor; and

(B)	each US Guarantor on the date of the Utilisation Request, on the Utilisation Date and on each Interest Payment Date; and

(iii)	is, when repeated, made by reference to the facts and circumstances then existing.

19.	REPRESENTATIONS
Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1	Status

(a)	The Borrower is a cooperative with exclusion of liability (coöperatie met uitsluiting van aansprakelijkheid) duly incorporated and validly existing under the laws of its Original Jurisdiction.

(b)	Each Guarantor is a limited liability company, duly formed, validly existing and in good standing under the law of its Original Jurisdiction.

(c)	It has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations
The obligations expressed to be assumed by it in each Transaction Document to which it is a party (other than any Lease Document entered into prior to the Utilisation Date in respect of a Unit which is not a Major Unit) are, subject to the Legal Reservations and, in respect of the Security Documents, any Perfection Requirements, legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents (other than any Lease Document entered into prior to the Utilisation Date in respect of a Unit which is not a Major Unit) and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

64

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.4	Power and authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents (other than any Lease Document entered into prior to the Utilisation Date in respect of a Unit which is not a Major Unit) to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)
No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents (other than any Lease Document entered into prior to the Utilisation Date in respect of a Unit which is not a Major Unit) to which it is a party.

19.5	Validity and admissibility in evidence

(a)	Subject to Legal Reservations, all Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect except any Authorisation referred to in Clause 19.8 (No filing or stamp Taxes, which Authorisation will be promptly obtained or effected after the date of this Agreement.

(b)
All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Obligors have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations is or is reasonably likely to materially or adversely affect the interests of the Finance Parties.

19.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)
Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

19.7	Deduction of Tax

(a)
Provided that the Finance Parties comply with paragraph (c) of Clause 12.5 (Lender status confirmation), no Obligor is required to make any Tax Deduction from any payment it may make under any Finance Document.

(b)	No Rental Income payable to the Borrower is subject to a requirement to make a deduction or withholding for or on account of Tax from that Rental Income.

65

19.8	No filing or stamp Taxes
Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of each Dutch Security Document and any fees payable in respect of such registrations. Any disclosure required to be made by it to any relevant taxing authority in relation to stamp duty land tax payable on any transactions contemplated by or being financed by the Transaction Documents has been made.

19.9	Fiscal Unity
It is not a member of a value added or corporate income tax fiscal unity or tax group (except that, for U.S. federal income tax purposes, each Obligor is disregarded as an entity separate from the Shareholder).

19.10	No Default

(a)
No Event of Default and, as at the date of this Agreement and the Utilisation Date, no Default is continuing or is reasonably likely to result from the making of the Utilisation or the entry into, or the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which any of its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

19.11	Information

(a)
All information supplied by it or on its behalf to any Finance Party or any of its advisors in connection with the Transaction Documents (including for any valuations, the Property, and any tax due diligence) was true and accurate in all material respects as at the date it was provided or as at any date at which it was stated to be given.

(b)
Any financial projections contained in the information referred to in paragraph (a) above have been prepared as at their date on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	It has not omitted to supply any information which, if disclosed, would make the information referred to in paragraph (a) above untrue or misleading in any respect.

(d)
As at the Utilisation Date, nothing has occurred since the date of the information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect.

19.12	Financial statements

(a)	Its most recent financial statements delivered pursuant to Clause 20.1 (Financial statements):

(i)	have been prepared in accordance with GAAP; and

66

(ii)	fairly present its financial condition as at the end of the relevant financial year and operations during the relevant financial year.

(b)
Since the date of the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) there has been no material adverse change in its business, assets or financial condition.

19.13	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14	No proceedings

(a)
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened in writing against it.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

19.15	Valuation

(a)
All information supplied by it or on its behalf to the Valuer for the purposes of each Valuation was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)
Any financial projections contained in the information referred to in paragraph (a) above have been prepared as at their date, on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	It has not omitted to supply any information to the Valuer which, if disclosed, would adversely affect the Valuation.

(d)
As at the Utilisation Date, nothing has occurred since the date the information referred to in paragraph (a) above was supplied which, if it had occurred prior to the Initial Valuation, would have adversely affected the Initial Valuation.

19.16	Title to Property

(a)	The Borrower will, from Utilisation Date:

(i)	be entitled to (gerechtigd tot) the Ground Lease and thereby the beneficial owner of the Property; and

(ii)	have good and marketable title to the Property,
in each case free from Security (other than that created by or pursuant to the Security Documents) and restrictions and onerous covenants (other than those set out in the Property Report).

67

(b)	From the Utilisation Date, except as disclosed in the Property Report:

(i)
no breach of any law, regulation or covenant is outstanding which adversely affects or might reasonably be expected to adversely affect the value, saleability or use of the Ground Lease or the Property;

(ii)	there is no covenant, agreement, stipulation, reservation, condition, interest, right, easement or other matter whatsoever adversely affecting the Ground Lease or the Property;

(iii)
nothing has arisen or has been created or is outstanding which would be an overriding interest, or an unregistered interest which overrides first registration or a registered disposition, over the Ground Lease or the Property;

(iv)	all facilities necessary for the enjoyment and use of the Property (including those necessary for the carrying on of its business at the Property) are enjoyed by the Ground Lease or the Property;

(v)	none of the facilities referred to in paragraph (iv) above are enjoyed on terms:

(A)	entitling any person to terminate or curtail its use of the Property; or

(B)	which conflict with or restrict its use of the Property;

(vi)
the Borrower has not received any notice of any adverse claim by any person in respect of the ownership of the Property or any interest in it which might reasonably be expected to be determined in favour of that person, nor has any acknowledgement been given to any such person in respect of the Property;

(vii)	the Property is held by the Borrower free from any lease or licence (other than those entered into in accordance with this Agreement); and

(viii)
to the best of each Obligor's knowledge, there is no material breach of, or material non-compliance with, the terms of any Lease Document or any document evidencing a Ground Lease on either the landlord's or the Borrower’s (as tenant) part.

19.17	Information for Property Reports

(a)
The written information supplied by it or on its behalf to the lawyers who prepared the Property Report for the purpose of the Property Report was true and accurate as at the date of the Property Report or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)
The information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect.

(c)
As at the Utilisation Date, nothing has occurred since the date of any information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect.

19.18	No other business

68

(a)	No Obligor has traded or carried on any business since the date of its incorporation except for:

(i)	in the case of the Guarantors, the ownership of the Borrower; and

(ii)	in the case of the Borrower, the ownership and management of its interests in the Property.

(b)	It is not party to any material agreement other than the Transaction Documents.

(c)	No Guarantor has any Subsidiaries other than the Borrower; and

(d)	The Borrower does not have any Subsidiaries.

(e)	No Obligor:

(i)	has, or has had, any employees; and

(ii)	has made any contribution to, or has any obligation in respect of, any retirement benefit or occupational pension scheme.

19.19	Centre of main interests and establishments
For the purposes of the Council of the European Regulation No. 848/2015 dated 20 May 2015 on Insolvency Proceedings (the Insolvency Regulation) its centre of main interests (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its Original Jurisdiction and it has no "establishment" (as that term is used in Article 2(h) of the Regulation or in Article 2(10) of the Insolvency Regulation, as the case may be) in any other jurisdiction other than its Original Jurisdiction.

19.20	Ranking of Security
Subject to the Legal Reservations and Perfection Requirements, the security conferred by each Security Document constitutes a first priority security interest of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior or pari passu Security, except for any Security arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions, but only insofar as such Security secures the costs for administration and properly incurred fees directly related to administering the bank accounts subject to such Security in accordance with their terms and conditions.

19.21	Ownership

(a)	Each Guarantor’s entire issued share capital is legally and beneficially owned and controlled by the Shareholder.

(b)	The Borrower's entire issued share capital is legally and beneficially owned and controlled by the Guarantors.

(c)	Each Guarantor’s and Borrower’s entire issued share capital is, indirectly, legally and beneficially owned and controlled by the Ultimate Owners.

(d)	The shares in the capital of each Obligor are fully paid and are not subject to any option to purchase or similar rights.

69

(e)
The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of that Obligor on creation or enforcement of the security conferred by the Security Documents.

19.22	Anti-corruption, anti-bribery and anti-money laundering law
Each Transaction Obligor complies with and has conducted its businesses in compliance with all applicable anti‑corruption, anti-bribery and anti-money laundering laws, including but not limited to the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.23	Sanctions

(a)	Subject to paragraph (b) below, neither it nor any of the other Transaction Obligors, nor any directors, officers or employees of it or any of the other Transaction Obligors:

(i)	is a Restricted Party or is engaging in or has engaged in any transaction or conduct that is reasonably likely to result in it or any Finance Party becoming a Restricted Party;

(ii)
is subject to any claim, action, proceeding, litigations, arbitration, formal notice or investigation with respect to Sanctions which claim, proceeding, formal notice or to the best of its knowledge (having made due and careful enquiry) investigation which adversely affects the interests of any Finance Party;

(iii)
is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach any Sanctions applicable to it or its Subsidiaries, in each case, where such would be in breach of the relevant Sanctions; or

(iv)
has engaged or is engaging, directly or indirectly, in any trade, business or other activities with or for the benefit of any Restricted Party, to the extent that such engagement would lead to (i) non-compliance by it or its Subsidiaries or any Party with any Sanctions or (ii) designation of any person as a Restricted Party.

(b)
The representations set out in paragraph (a) above given to, amongst others, those Finance Parties qualifying as German residents (Inländer) within the meaning of Section 2 para. 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) (the German Finance Parties) are made only to the extent that such German Finance Parties would be permitted to make such representations pursuant to Section 7 of the Foreign Trade Ordinance (Außenwirtschaftsverordnung) (which includes representations relating to economic, financial and/or trade sanctions or embargoes administered, enacted or enforced by the Federal Republic of Germany, the United Nations or the European Union).

19.24	Immunity

(a)
The entry into by it of each Finance Document to which it is a party, and the exercise by it of its rights and performance by it of its obligations under each Finance Document to which it is a party, constitute private and commercial acts performed for private and commercial purposes.

(b)
It will not be entitled to claim immunity from suit, recognition, enforcement, execution, attachment or other legal process, or other relief in any proceedings taken in any Relevant Jurisdiction in relation to any Finance Document.

19.25	Environmental compliance

70

(a)
It is not aware of any Environmental Claim pending or threatened against it which is likely to be adversely determined and, if so adversely determined, is reasonably likely to have a Material Adverse Effect.

(b)	It is and has been in compliance with all Environmental Laws and Environmental Permits applicable to it, or to the Property in which that Obligor has an interest, in all material respects.

19.26	United States laws

(a)	In this Clause 19.26, investment company has the meaning given to it in the United States Investment Company Act of 1940.

(b)	No Obligor is:

(i)	required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or

(ii)	subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

19.27	ERISA and Multiemployer Plans
Neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to (or has any obligation to contribute to), or in the past six years sponsored, maintained or contributed to (or had an obligation to contribute to) any Employee Plan. Neither the Borrower nor any ERISA Affiliate has any liability (contingent or otherwise) with respect to a Multiemployer Plan.

19.28	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of this Agreement, the date of the Utilisation Request, on the Utilisation Date and on each Interest Payment Date.

20.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements
The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 180 days after the end of each of its financial years:

(i)	its financial statements for that financial year;

(ii)	the financial statements of each other Obligor for that financial year; and

(iii)	the audited financial statements of Hines Global Income Trust Inc; and

(b)	to the extent prepared and as soon as the same become available, but in any event within 60 days after the end of each half of each of its financial years:

71

(i)	its consolidated financial statements for that financial half year; and

(ii)	if produced, the financial statements of each other Obligor for that financial half year.

20.2	Compliance Certificate

(a)	The Borrower must supply to the Agent a duly completed Compliance Certificate (based on the information supplied to the Finance Parties under this Agreement):

(i)	subject to paragraph (c) below, on each Test Date; and

(ii)	if the Agent reasonably expects that a Cash Trap Event is continuing or there is a Default as a result of a breach of Clause 21 (Financial covenants), at any other time the Agent specifies.

(b)
In respect of any Compliance Certificate delivered pursuant to paragraph (a)(i) above, the Agent shall by no later than the date falling five Business Days after the relevant Test Date confirm to the Borrower whether it agrees with the calculations set out in that Compliance Certificate. If the Agent disagrees with the calculation provided, then the Agent shall carry out its own calculations and notify the Borrower thereof. The calculation of the Agent shall (in the absence of manifest error) be binding on the Borrower.

(c)
Each Compliance Certificate to be delivered on an Interest Payment Date must be delivered ten Business Days prior to that Interest Payment Date and must confirm the amount of the Operating Expenses and any other expenses for which Tenant Contributions are paid which are to be discharged in accordance with paragraph (e)(i) of Clause 17.3 (Rent Account).

(d)	Each Compliance Certificate shall be signed by two directors of the Borrower.

20.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by two directors of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)	Each Obligor shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP.

20.4	Monitoring of Property
On or before the date ten Business Days before each Interest Payment Date, the Borrower must supply to the Agent a report containing the following information, in form and substance satisfactory to the Agent (highlighting the changes since the previous such report), in respect of (except in the case of proposed or required capital expenditure or repairs under paragraphs (h) and (i) below) the quarterly period ending on the last day of the month immediately prior to that Interest Payment Date:

(a)	a schedule of the existing occupational tenants of the Property, showing for each tenant the rent, service charge, value added tax and any other amounts payable in that period by that tenant;

(b)	copies of any management accounts and management cashflows produced by, or for, any Obligor;

(c)	a summary of:

72

(i)	any arrears of rents or service charges under any Lease Document; and

(ii)	any other breaches of covenant under any Lease Document,
and any step being taken to recover or remedy them;

(d)	details of any insolvency or similar proceedings affecting any occupational tenant of the Property or any guarantor of that occupational tenant;

(e)
details of any rent reviews subletting (to the extent permitted), transfer or assignment (including the details of any guarantor of any transferee or assignee) with respect to any Lease Document in progress or agreed;

(f)	details of any Lease Document which has expired or been determined or surrendered and any new letting proposed;

(g)	copies of all material correspondence with insurance brokers handling the insurance of the Property;

(h)
details of any actual or proposed capital expenditure of EUR10,000 or more (including in respect of any refurbishment or development of the Property, in each case to the extent permitted by this Agreement) with respect to the Property;

(i)	details of any proposed refurbishment or development of the Property or adjoining premises (unless already included in the then current Business Plan);

(j)	details of any actual or required material repairs to the Property;

(k)	details of the development of the Operating Expenses; and

(l)	any other information in relation to the Property reasonably requested by the Agent.

20.5	Business Plan

(a)
The Borrower must supply to the Agent (in sufficient copies for all Lenders) as soon as the same becomes available but in any event on or before the date falling ten Business Days before an Interest Payment Date an updated Business Plan, or, alternatively, confirm that no updates have been made to the then existing Business Plan which will remain the current Business Plan.

(b)
The Borrower may at any time prepare an updated Business Plan. If the Borrower wishes any of the information set out in the updated Business Plan to be used for the purpose of any calculation or determination to be made pursuant to this Agreement in respect of the Interest Period starting on any Interest Payment Date, it must supply to the Agent in sufficient copies for all of the Lenders an updated Business Plan at least ten Business Days before that Interest Payment Date.

(c)	Each Business Plan must be in a form materially consistent with the Business Plan supplied to the Agent as a condition precedent under this Agreement.

(d)
Until a Business Plan supplied in accordance with this Clause 20.5 has been approved by the Majority Lenders, the Borrower will not be regarded as having satisfied its obligations under paragraphs (a) or (b) above and any references in this Agreement to the Business Plan will be to the previously approved Business Plan.

73

20.6	Information required under the German Tax Code
The Borrower shall promptly supply the following information (if any) in respect of any Obligor, any other economic beneficiary of the Loan, any person who Controls any Obligor or who is entitled to manage or operate any Account and any other person identified pursuant to any "know your customer" or similar procedures referred to in paragraph 1(h) of Schedule 2 (Conditions Precedent) or Clause 20.9 (Know your customer checks) (each a "Relevant Person"):

(a)	if that Relevant Person is a natural person, that Relevant Person's German identification number according to Section 139b German Tax Code (Abgabenordnung); and

(b)
for any other Relevant Person its German economic identification number according to Section 139c German Tax Code (Abgabenordnung) or, if no such German economic identification number has been assigned to that Relevant Person, its German tax number applicable to the taxation on the income, and shall promptly notify the Agent in writing of any change to any information provided pursuant to this Clause.

20.7	Information: miscellaneous
The Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)
at the same time as they are dispatched, copies of all documents dispatched by the Obligors to their shareholders generally (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;

(b)
at the same as they are delivered under the property management and leasing agreement entered into by the Borrower with Hines Fresh Park Venlo B.V. as the Managing Agent dated on or about the date of this Agreement, the Approved Operating Budget, the Approved Capital Budget and the Approved Marketing Programs (each as defined in that property management agreement) or any equivalent to be delivered under any new property management agreement;

(c)	promptly upon becoming aware of them, the details of any event or claim which could lead to a breach of Clause 19.18(e) (No other business) or Clause 22.8(d) (Change of business);

(d)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations which are current, threatened or pending against any Obligor, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(e)	promptly on becoming aware of them, the details of any material claim or potential material claim made by or on behalf of the Borrower under any Insurance or the Acquisition Documents;

(f)	promptly, certified copies of any valuation of the Property obtained by the Borrower; and

(g)	promptly, such further information regarding the financial condition, business and operations of any Obligor as any Finance Party (through the Agent) may reasonably request.

20.8	Notification of Default

74

(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.9	Know your customer checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	FINANCIAL COVENANTS

21.1	Debt Yield
The Borrower must ensure that the Debt Yield is at all times at least 6.50%

21.2	Loan to Value
The Borrower must ensure that the Loan to Value does not, at any time, exceed:

(a)	up to and including the third anniversary of the Utilisation Date, 75%; and

(b)	thereafter, 70%.

75

21.3	Cure Rights

(a)
Subject to paragraphs (c) and (d) below, if the Agent notifies the Borrower that there is a breach of Clause 21.1 (Debt Yield) or Clause 21.2 (Loan to Value) or that a Cash Trap Event is continuing, the Borrower may, by immediate written notification to the Agent, indicate that it intends to remedy that breach, in which case, the Borrower must within ten Business Days of that notification:

(i)
deposit into the Cash Trap Account an amount, calculated by the Agent, which, if applied towards prepayment of the Loan would be sufficient to reduce the Loan, to ensure compliance with Clause 21.1 (Debt Yield) or Clause 21.2 (Loan to Value) or that no new Cash Trap Event will occur (as applicable); or

(ii)
prepay the Loan in accordance with Clause 7.7 (Voluntary prepayment of the Loan) in an amount calculated by the Agent to ensure compliance with Clause 21.1 (Debt Yield) or Clause 21.2 (Loan to Value) or that no new Cash Trap Event will occur (as applicable), each of paragraphs (i) and (ii) above being a Cure Right.

(b)	Subject to paragraph (c) below, if any Obligor:

(i)	makes a deposit in accordance with paragraph (a)(i) above; or

(ii)	makes a prepayment in accordance with paragraph (a)(ii) above,

that Obligor will not (without prejudice to any subsequent breach) be regarded as being in breach of Clause 21.1 (Debt Yield) or Clause 21.2 (Loan to Value) and no Cash Trap Event will be regarded as having occurred, as applicable.

(c)	The Cure Rights may not be used:

(i)	on more than two consecutive Test Dates; and

(ii)	more than five times during the life of the Facility.

(d)
Any deposit or prepayment referred to in this Clause 21.3 may only be funded by way of Subordinated Debt or equity subscription, provided that any Subordinated Debt or equity subscriptions are subject to a Security Interest created under a Security Document in form and substance satisfactory to the Agent.

22.	GENERAL UNDERTAKINGS
The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations
Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

76

(i)	enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; or

(ii)	own its assets and carry on its business as it is being conducted.

22.2	Compliance with laws
Each Obligor shall comply in all respects with all laws to which it may be subject, if failure to comply has or is reasonably likely to have a Material Adverse Effect.

22.3	Negative pledge
In this Clause 22.3, Quasi-Security means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired or acquired by it;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	the Transaction Security;

(ii)
any Security arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions, but only insofar as such Security secures the costs for administration and properly incurred fees directly related to administering the bank accounts subject to such Security in accordance with their terms and conditions;

(iii)	any lien arising by operation of law and in the ordinary course of trading;

(iv)	any Security that is released on or prior to the Utilisation Date; or

(v)	any Security arising with the prior written consent of the Agent.

22.4	Disposals

77

(a)	No Obligor shall enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to dispose of all or any part of any asset.

(b)	Paragraph (a) above does not apply to any disposal:

(i)	permitted under Clause 23.2 (Occupational Leases);

(ii)	of the Property or the shares or membership rights (as applicable) in the Borrower, in each case in accordance with paragraph (c) below; or

(iii)	of cash by way of a payment out of an Account in accordance with this Agreement.

(c)	An Obligor may dispose of the Property or the shares or membership rights (as applicable) in the Borrower if:

(i)	the Lenders have given their prior written consent to that disposal;

(ii)	no Default is continuing or would result from that disposal;

(iii)	that disposal is of the whole (and not part) of the Property or all the shares or membership rights (as applicable) in the Borrower; and

(iv)	that disposal is on arm's length terms to an unrelated third party.

(d)	The Obligors must ensure that the Disposal Proceeds are immediately applied either:

(i)	in accordance with Clause 7.4 (Mandatory prepayment); or

(ii)	(in the case of the disposal of the Property) paid into the Deposit Account for application in accordance with paragraph (c) of Clause 17.6 (Deposit Account).

22.5	Financial Indebtedness

(a)	No Obligor may incur or permit to be outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to any:

(i)	Financial Indebtedness incurred under the Finance Documents;

(ii)	Financial Indebtedness repaid prior to the Utilisation;

(iii)	Subordinated Debt;

(iv)	Tenant Deposits; or

(v)	Financial Indebtedness incurred with the prior written consent of the Agent.

22.6	Lending and guarantees

(a)	No Obligor may be the creditor in respect of any loan or any form of credit to any person other than another Obligor by way of Subordinated Debt.

78

(b)
No Obligor may give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

22.7	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to any disposal permitted pursuant to Clause 22.4 (Disposals).

(c)	Each Obligor shall at all times conduct itself and its business separately from any other entity or business.

22.8	Change of business

(a)	No Obligor may carry on any business other than:

(i)	in the case of the Guarantors, the ownership of the Borrower; and

(ii)	in the case of the Borrower, the ownership and management of its interests in the Property.

(b)	No Guarantor may have any Subsidiary other than the Borrower.

(c)	The Borrower may not have any Subsidiary.

(d)	No Obligor:

(i)	will have any employees; or

(ii)	will have any obligation in respect of any retirement benefit or occupational pension scheme.

22.9	Anti-corruption, anti-money laundering and anti-bribery laws

(a)
No Obligor shall (and the Borrower shall ensure that no other Transaction Obligor will) directly or indirectly use the proceeds of the Facility for any purpose which would breach (i) the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions or (ii) any applicable anti-money laundering laws.

(b)	Each Obligor shall (and the Borrower shall ensure that each other Transaction Obligor will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws, anti-money laundering laws and anti-bribery laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

22.10	Sanctions

(a)	No Obligor shall (and the Borrower shall ensure that no other Transaction Obligor will):

(i)	use, lend, contribute or otherwise make available any part of the proceeds of the Loan or other transaction contemplated by this Agreement directly or indirectly:

79

(A)	for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or

(B)	in any other manner that would reasonably be expected to result in it or any other Party being in breach of any Sanctions or becoming a Restricted Party; or

(ii)
fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions or which could reasonably be expected to cause any Party to become a Restricted Party, to the extent, in each case, such use, lending, contributing or otherwise making available or funding would lead to non-compliance by it or any Party with any Sanctions.

(b)	Each Obligor shall (and the Borrower shall ensure that each other Transaction Obligor and any director, officer or employee of it and any other Transaction Obligor will):

(i)
ensure that it is not a Restricted Party or engages in any transaction or conduct that is reasonably likely to result in it becoming a Restricted Party, provided that, where it relates to paragraph (b) of the definition of "Restricted Party", only to the extent that such engagement would lead to non-compliance by it or any Party with any Sanctions;

(ii)
not engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach any Sanctions applicable to it, to the extent that such evasion or avoidance would lead to non-compliance by it or any Party with any Sanctions; and

(iii)
not engage in any trade, business or other activities with or for the benefit of any Restricted Party, to the extent that such engagement would lead to non-compliance by it or any Party with any Sanctions.

(c)
Each Obligor shall (and the Borrower shall ensure that each other Transaction Obligor will) ensure that appropriate controls and safeguards are in place designed to prevent any action being taken that would be contrary to paragraph (a) and/or (b) above.

(d)
Each Obligor shall (and the Borrower shall ensure that each other Transaction Obligor will) procure that no proceeds from any activity or dealing with a Restricted Party are credited to any bank account held in its name with any Finance Party or any Affiliate of any Finance Party, to the extent crediting any such bank account would lead to non-compliance by it or any other Party with any Sanctions.

(e)
Each Obligor shall (and the Borrower shall ensure that each other Transaction Obligor will) to the extent permitted by law, promptly upon becoming aware of them supply to the Finance Parties details of any claim, action, suit, litigation, arbitration, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

(f)
Each Obligor shall (and the Borrower shall ensure that each other Transaction Obligor will) comply in all respects with Sanctions. The Borrower shall deliver to the Finance Parties any certificates or other evidence requested from time to time by any Finance Party in its reasonable discretion, to confirm a Transaction Obligor's compliance with this Clause 22.10 to the extent the same is requested so as to enable that Finance Party to comply with an applicable law or regulation or request made of it by a regulatory body or an adviser which that Finance Party is customarily in the habit of complying with in respect of such matters.

80

(g)
The covenants set out in paragraphs (a) to (f) above (inclusive) to, amongst others, the German Finance Parties are made only to the extent that such German Finance Parties would be permitted to make such covenant pursuant to Section 7 of the Foreign Trade Ordinance (Außenwirtschaftsverordnung) (which includes covenants relating to economic, financial and/or trade sanctions or embargoes administered, enacted or enforced by the Federal Republic of Germany, the United Nations or the European Union).

22.11	Acquisitions
No Obligor may make any acquisition or investment other than as permitted under this Agreement.

22.12	Other agreements
No Obligor may enter into any agreement other than:

(a)	the Transaction Documents;

(b)	any agreement:

(i)	expressly allowed under any other term of this Agreement;

(ii)	with another Obligor;

(iii)
with external professional advisors for the provision of professional tax, legal, valuation, accounting or audit advice reasonably required in connection with its day to day operations related to the operation of the Property;

(iv)	that relates to the provision of utilities to the Property provided that any such contract is with a licensed utility company; or

(v)	entered into on arm's length terms in the ordinary course of the ownership, operation, management or maintenance of the Property at any time when a Default is not continuing.

22.13	Shares, dividends and share redemption

(a)	No Obligor shall issue any further shares or membership rights (as applicable) or amend any rights attaching to its issued shares or membership rights (as applicable).

(b)	Except as permitted under paragraph (c) below, no Obligor shall:

(i)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or membership rights;

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Transaction Obligors or holders of membership rights in the Borrower; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or membership rights or resolve to do so.

(c)	Paragraph (b) above does not apply to a Permitted Payment.

81

22.14	Fiscal unity
No Obligor may be a member of a value added or corporate income tax fiscal unity or tax group (except that, for U.S. federal income tax purposes, each Obligor may continue to be disregarded as an entity separate from the Shareholder).

22.15	Taxes

(a)	Each Obligor must pay all Taxes due and payable by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that):

(i)	payment of those Taxes is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

(b)
Each Obligor must ensure that its residence for Tax purposes is in its Original Jurisdiction provided that this paragraph (b) shall not limit any Obligor’s ability to elect, under Section 301.7701-3 of the US Treasury Regulations, to change its entity classification for US federal income tax purposes.

22.16	Ownership
The Guarantors must ensure that at all times they jointly legally and beneficially own and control the entire share capital or membership rights (as applicable) of the Borrower.

22.17	Syndication

(a)
Each Obligor must (and must procure that the other Transaction Obligors will) give any assistance which the Arranger reasonably requires in relation to the syndication of the Finance Documents (Syndication) including, but not limited to promptly:

(i)	providing any information reasonably requested by the Arranger or potential Lenders in connection with Syndication;

(ii)	providing all relevant information about the Transaction Obligors to potential Lenders including information reasonably requested by the Arranger;

(iii)
making available the senior management and representatives of the Obligors for the purposes of giving presentations to, and participating in meetings with, potential Lenders at such times and places as the Arranger may reasonably request;

(iv)	assisting in the preparation of an information memorandum in connection with Syndication; and

(v)	arranging inspections of the Property by potential Lenders for their due diligence purposes at such times as the Arranger may reasonably request.

(b)
No Obligor will be obliged to take any steps under paragraph (a) above if, as a result, it would incur third party costs or expenses or suffer any loss, unless the Agent confirms that it will pay to that Obligor the amount of those reasonable losses, costs and expenses.

82

(c)
Each Obligor must (at the cost of the relevant Lender) use its best endeavours to provide any information or documentation required by any Lender to assist it with any steps required to enable all or part of the Loan to meet any future changes to the German Pfandbrief eligibility criteria.

(d)
Each Lender will inform the other Finance Parties if it approaches any person with a view to Syndication and shall cooperate with the Agent in maintaining a register for the recording of the names and addresses of any New Lender becoming a Finance Party as part of any Syndication and the principal amount (and stated interest, being the Margin and the applicable EURIBOR at that time) of the Commitment of that New Lender as is necessary to comply with requirement under US law to maintain the obligations in registered form.

22.18	Securitisation

(a)	Each Obligor must (and must procure that the other Transaction Obligors will) promptly:

(i)	use all reasonable endeavours to assist the Arranger, Agent and the Security Agent with any steps a Finance Party may reasonably wish to take to achieve a successful Securitisation;

(ii)	use its reasonable endeavours to supply the Agent with all information which a Finance Party may require in connection with that Securitisation; and

(iii)
use its reasonable endeavours to ensure full compliance with the listing rules of any applicable stock exchange or of any other relevant regulatory body that may become applicable as a result of that Securitisation.

(b)
No Obligor will be obliged to take any steps under paragraph (a) above if, as a result, it would incur third party costs or expenses or suffer any loss, unless the Agent confirms that it will pay to that Obligor the amount of those reasonable losses, costs and expenses.

22.19	Ineligibility Event
If any law, regulation or administrative procedure (geübte Verwaltungspraxis) (in each case, including any introduction, change or change of interpretation or application thereof) by the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht - BaFin) or any other authority, in charge of, entrusted with or entitled to supervise the eligibility of assets by credit institutions for submission to the cover pool and/or to refinance such assets by issuing of mortgage bond(s), has the effect that any mortgage bank (Pfandbriefbank), which is a party to this Agreement, is not able or is restricted in its ability to submit the Loan to its cover pool and/or to refinance the Loan by the issue of mortgage bond(s) (an Ineligibility Event), the Obligors undertake to amend promptly, and in any event within one Month after notification by the Agent to the Borrower, any clause in any of the Finance Documents which is necessary for the Pfandbriefbank, which are party to this Agreement, to overcome the relevant Ineligibility Event.

22.20	United States laws

(a)	In this Clause 22.20:
Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.
Margin Stock means "margin stock" or "margin securities" as defined in the Margin Regulations.

83

(b)	No Obligor may:

(i)	extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)	use the Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(c)	No Obligor may use any part of the Loan to acquire any security in a transaction that is subject to the reporting requirements of section 13 or 14 of the United States Securities Exchange Act of 1934.

22.21	Compliance with ERISA

(a)
The Borrower shall ensure that it shall not at any time establish, maintain, contribute to or be required or permitted to contribute to any Employee Plan or Multiemployer Plan or become a guarantor with respect to any such plan.

(b)	The Borrower shall ensure that it shall not incur any liability in respect of any Employee Plan or any Multiemployer Plan of any ERISA Affiliate.

22.22	Conditions Subsequent

(a)	The Borrower must provide to the Agent:

(i)	a copy of the VAT registration certificate for the Borrower by no than 42 days after the Utilisation Date; and

(ii)	evidence that it has executed the cap trade under the Hedging Agreement (delivered as a condition precedent under this Agreement) by no later than 5 Business Days after the Utilisation Date.

(b)
By no later than 30 Business Days after the Utilisation Date, the Borrower must deliver evidence to the Agent (in form and substance satisfactory to it) that the terrorism insurance entered into or to be entered into by it pursuant to Clause 23.11 (Insurances) complies with paragraphs (b) and (c) of Clause 23.11 (Insurances).

23.	PROPERTY UNDERTAKINGS

23.1	Title

(a)
The Borrower must exercise its rights and comply in all respects with any covenant, stipulation or obligation (restrictive or otherwise) at any time affecting (i) the Property (other than where not to do so is in the interests of good estate management and does not prejudice the interests of any Finance Party under any Finance Document) or (ii) title to the Property.

(b)
The Borrower may not agree to any amendment, supplement, waiver, surrender or release of any covenant, stipulation or obligation (restrictive or otherwise) at any time affecting the Property or title to the Property, including, without limitation, to agree on a servitude on the Property or act or allow any act which creates a servitude on the Property or to enter into ground lease agreements providing another party a right to ground lease the Property.

(c)	The Borrower must promptly take all such steps as may be necessary or desirable to enable the Security created by the Security Documents to be registered, where appropriate, at the Land Registry.

84

23.2	Occupational Leases

(a)	The Borrower may not, without the prior written consent of the Agent:

(i)	enter into any Agreement for Lease;

(ii)	other than under an Agreement for Lease, grant or agree to grant any new Occupational Lease or grant any license or right to use any part of the Property;

(iii)
agree to any material amendment, supplement, extension, waiver, surrender or release in respect of any Lease Document (including, the relocation of tenants or the extension of the terms for payment of any Rental Income);

(iv)	exercise any right to break, determine or extend any Lease Document;

(v)	commence any forfeiture or irritancy proceedings in respect of any Lease Document;

(vi)	grant any licence or right to use or occupy any part of the Property;

(vii)	consent to any sublease or assignment of any tenant's interest under any Lease Document; or

(viii)	agree to any change of use under, or (except where required to do so under the terms of the relevant Lease Document) rent review in respect of, any Lease Document.

(b)	Paragraph (a) above does not apply to any activity or dealing with any Lease Document in respect of a Unit which is not a Major Unit.

(c)	The Borrower must:

(i)	diligently collect or procure to be collected all Rental Income;

(ii)	exercise its rights and comply with its obligations under each Lease Document; and

(iii)	use its reasonable endeavours to ensure that each tenant complies with its obligations under each Lease Document, in a proper and timely manner other than where not to do so is in the interests of good estate management and does not prejudice the interests of any Finance Party under any Finance Document.

(d)	Any Lease Prepayment Proceeds must be paid into the Deposit Account for application in accordance with Clause 17.6 (Deposit Account).

(e)
Each Obligor must supply to the Agent a copy of each Lease Document, a copy of each amendment, supplement or extension to a Lease Document and a copy of each document recording any rent review in respect of a Lease Document promptly upon entering into the same.

(f)	The Obligors must use their reasonable endeavours to find tenants for any vacant lettable space in the Property with a view to granting a Lease Document with respect to that space.

23.3	Ground Leases and other rights in rem

(a)	The Borrower must:

85

(i)	in a proper and timely manner:

(A)	exercise its rights and comply with its obligations under the Ground Lease and each other document creating a right in rem for the benefit of the Borrower; and

(B)	use its reasonable endeavours to ensure that the landlord complies with its obligations under the Ground Lease and each other document creating a right in rem for the benefit of the Borrower;

(C)
if so required by the Security Agent, promptly apply for relief against forfeiture of the Ground Lease (in a manner that should preserve any Occupational Leases granted out of that Ground Lease interest); and

(ii)	use its best endeavours to ensure that neither the Ground Lease nor any other document creating a right in rem for the benefit of the Borrower is terminated or cancelled.

(b)	The Borrower may not:

(i)	agree to any amendment, supplement, waiver, surrender or release of the Ground Lease or under any document creating a right in rem for the benefit of the Borrower in respect of the Property;

(ii)	exercise any right to break, determine or extend the Ground Lease or any document creating a right in rem for the benefit of the Borrower;

(iii)	agree to any review of the ground rent payable under the Ground Lease or under any other document creating a right in rem for the benefit of an Obligor; or

(iv)	do or allow to be done any act as a result of which the Ground Lease or under any other document creating a right in rem for the benefit of an Obligor may become liable to cancellation or termination.

23.4	Maintenance

(a)	The Borrower must ensure that all buildings, plant, machinery, fixtures and fittings on the Property are in, and maintained in:

(i)	good and substantial repair and condition and, as appropriate, in good working order; and

(ii)	such repair, condition and, as appropriate, good working order as to enable them to be let in accordance with all applicable laws and regulations.

(b)
The Borrower must carry out any energy efficiency improvements necessary, or take any other steps necessary, to ensure that at all times each part of the Property which is designed to be let can be let or can continue to be let without breaching any applicable laws or regulations in respect of minimum levels of energy efficiency for properties.

23.5	Development

(a)	The Borrower may not:

86

(i)	make or allow to be made any application for planning permission in respect of any part of the Property; or

(ii)	carry out, or allow to be carried out, any demolition, construction, structural alterations or additions, development or other similar operations in respect of any part of the Property.

(b)	Paragraph (a) above shall not apply to:

(i)	the maintenance of the buildings, plant, machinery, fixtures and fittings in accordance with the Transaction Documents;

(ii)
any alterations or improvements which a tenant is entitled to undertake in accordance with the terms of the relevant Lease Document and in respect of which the Borrower in its capacity as landlord is required to give its consent pursuant to the terms of that Lease Document;

(iii)	any demolition, construction, structural alterations or additions, development or other similar operations as set out in the Business Plan;

(iv)	the carrying out of non-structural improvements or alterations which affect only the interior of any building on the Property; or

(v)	any demolition, construction, structural alterations or additions, development or other similar operations undertaken with the prior written consent of the Agent.

(c)	The Borrower must comply in all material respects with all planning laws, permissions, agreements and conditions to which the Property may be subject.

23.6	Notices
The Borrower must, within 14 days after the receipt by the Borrower of any application, requirement, order or notice served or given by any public or local or any other authority or any landlord with respect to the Property (or any part of it):

(a)	deliver a copy to the Agent; and

(b)	inform the Agent of the steps taken or proposed to be taken to comply with the relevant requirement, order or notice.

23.7	Access and Investigation of title
The Borrower must grant the Security Agent or its lawyers:

(a)	prior to a Default which is continuing, on an annual basis and during normal business hours, or at any time after a Default is continuing, access to the Property to conduct site visits; and

(b)	on request, all facilities within the power of the Borrower to enable the Security Agent or its lawyers to:

(i)	carry out investigations of title to the Property; and

(ii)	make such enquiries in relation to any part of the Property as a prudent mortgagee might carry out,

87

provided the Agent will act with regard to the rights of the tenants under any applicable Lease Document.

23.8	Power to remedy

(a)	If the Borrower fails to perform any material obligations under the Finance Documents affecting the Property, the Borrower must allow the Security Agent or its agents and contractors:

(i)	to enter any part of the Property;

(ii)	to comply with or object to any notice served on the Borrower in respect of the Property; and

(iii)	to take any action that the Security Agent may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice.

(b)
The Borrower must, within 5 Business Days of request by the Security Agent, pay the costs and expenses of the Security Agent or its agents and contractors incurred in connection with any action taken by it under this Clause.

(c)	No Finance Party shall be obliged to account as mortgagee in possession as a result of any action taken under this Clause.

23.9	Managing Agents

(a)	The Borrower may not:

(i)	appoint (or permit the appointment of) any Managing Agent;

(ii)	amend, supplement, extend or waive (or permit any amendments, supplements, extension or waivers being made to) the terms of appointment of any Managing Agent; or

(iii)	terminate (or permit the termination of) the appointment of any Managing Agent, without the prior written consent of, and on terms approved by, the Agent.

(b)	The Borrower must ensure that each Managing Agent of the Property:

(i)	enters into a Duty of Care Agreement with the Security Agent in form and substance satisfactory to the Agent;

(ii)	acknowledges to the Security Agent that it has notice of the Security created by the Finance Documents; and

(iii)	agrees to pay all Rental Income received by it into the Rent Account without any withholding, set-off or counterclaim.

(c)
If a Managing Agent is in default of its obligations under its management agreement and, as a result, the Borrower is entitled to terminate that management agreement or an Event of Default has occurred, then, if the Agent so requires, the Borrower must promptly use all reasonable endeavours to:

(i)	terminate the management agreement; and

(ii)	appoint a new Managing Agent in accordance with this Clause 23.9.

88

23.10	Asset Managers

(a)	The Borrower may not:

(i)	appoint (or permit the appointment of) any Asset Manager;

(ii)	amend, supplement, extend or waive (or permit any amendments, supplements, extension or waivers being made to) the terms of appointment of any Asset Manager; or

(iii)	terminate (or permit the termination of) the appointment of any Asset Manager, without the prior written consent of, and on terms approved by, the Agent.

(b)	The Borrower must ensure that any Asset Manager:

(i)	enters into a Duty of Care Agreement with the Security Agent in form and substance satisfactory to the Agent; and

(ii)	acknowledges to the Security Agent that it has notice of the Security created by the Finance Documents.

(c)
If an Asset Manager is in default of its obligations under its asset management agreement and, as a result, the Borrower is entitled to terminate that asset management agreement or an Event of Default has occurred, then, if the Agent so requires, the Borrower must promptly use all reasonable endeavours to:

(i)	terminate the asset management agreement; and

(ii)	appoint a new Asset Manager in accordance with this Clause 23.10.

23.11	Insurances

(a)	The Borrower must ensure that, at all times from the Utilisation Date, Insurances are maintained in full force and effect, which:

(i)
insure the Borrower in respect of its interests in the Property and the plant and machinery on the Property (including fixtures and improvements) for their full replacement value (being the total cost of entirely rebuilding, reinstating or replacing the relevant asset if it is completely destroyed, together with all related fees and demolition costs);

(ii)
provide cover against loss or damage by fire, storm, tempest, flood, earthquake, lightning, explosion, impact, aircraft and other aerial devices and articles dropped from them, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes and all other normally insurable risks of loss or damage for a property of the type of the Property;

(iii)	provide cover for site clearance, shoring or propping up, professional fees and value added tax together with adequate allowance for inflation;

(iv)	provide cover against acts of terrorism, including any third party liability arising from such acts;

89

(v)
provide cover for loss of rent (in respect of a period of not less than three years or, if longer, the minimum period required under the Lease Documents) including provision for any increases in rent during the period of insurance;

(vi)	include property owners' public liability and third party liability insurance with a limit of not less than EUR 10,000,000;

(vii)	insure such other risks as a prudent company or other person in the same business as the Borrower would insure;

(viii)	complies with any requirement notified in writing by the Agent to the Borrower as being required by § 15 of the German Mortgage Act (Pfandbriefgesetz); and

(ix)	in each case are in an amount, and in form, and with an insurance company or underwriters, acceptable at all times to the Agent.

(b)
Subject to paragraph (b) of Clause 22.22 (Conditions Subsequent), the Borrower must procure that the Security Agent (as security agent and trustee for the Secured Parties) is named as composite insured in respect of its own separate insurable interest under each of the Insurances (other than public liability and third party liability insurances) but without:

(i)
any liability on the part of the Security Agent or any other Finance Party for any premium in relation to those Insurances (unless the Security Agent has expressly and specifically requested in writing to be made liable in respect of any increase in premium or unpaid premium in respect of any of those Insurances); or

(ii)
any obligation on the part of the Security Agent or any other Finance Party to make any disclosure to any insurer or any insurance broker in relation to those Insurances unless and until the Security Agent becomes a mortgagee in possession of the Property, in which circumstance an obligation shall apply on the part of the Security Agent or any other Finance Party to make disclosure to any insurer or any insurance broker in relation to the Insurance or Insurances in respect of the Property pursuant to the terms of that Insurance or those Insurances.

(c)	Subject to paragraph (b) of Clause 22.22 (Conditions Subsequent), the Borrower must procure that the Insurances comply with the following requirements:

(i)	each of the Insurances must contain:

(A)
a non-invalidation and non-vitiation clause under which the Insurances will not be avoided or vitiated as against any insured party as a result of any circumstances beyond the control of that insured party or any misrepresentation, non-disclosure, or breach of any policy term or condition, on the part of any other insured party or any agent of any other insured party;

(B)
a waiver of the rights of subrogation of the insurer as against the Borrower, each Secured Party and the tenants of the Property other than any such rights arising in connection with any fraud or criminal offence committed by any of those persons in respect of the Property or any Insurance; and

(C)	a loss payee clause under which the Security Agent is named as first loss payee in respect of any claim or series of connected claims in excess of EUR100,000 (other

90

than in respect of any claim under any public liability and third party liability insurances);

(ii)	each insurer must give at least 30 days' prior written notice to the Security Agent if it proposes to:

(A)	repudiate, rescind or cancel any Insurance;

(B)	treat any Insurance as avoided in whole or in part;

(C)	treat any Insurance as expired due to non-payment of premium; or

(D)	otherwise decline any claim under any Insurance by or on behalf of any insured party, and, in respect of paragraph (C) above, must in the notice give the Security Agent the opportunity to rectify any such non-payment of premium within the notice period; and

(iii)
the Borrower must be free to assign or otherwise grant Security over all amounts payable to it under each of its Insurances and all its rights in connection with those amounts in favour of the Security Agent.

(d)
The Borrower must ensure that the Agent receives copies of the Insurances, receipts for the payment of premiums for insurance and any information in connection with the Insurances and claims under them which the Agent may reasonably require.

(e)	The Borrower must promptly notify the Agent of:

(i)	the proposed terms of any future renewal of any of the Insurances;

(ii)	any amendment, supplement, extension, termination, avoidance or cancellation of any of the Insurances made or, to its knowledge, threatened or pending;

(iii)	any claim in excess of EUR 100,000, and any actual or threatened refusal of any claim in excess of EUR 100,000, under any of the Insurances; and

(iv)	any event or circumstance which has led or may lead to a breach by the Borrower of any term of this Clause.

(f)	The Borrower must:

(i)	comply with the terms of the Insurances;

(ii)	not do or permit anything to be done which may make void or voidable any of the Insurances; and

(iii)	comply with all reasonable risk improvement requirements of its insurers.

(g)	The Borrower must ensure that:

(i)	each premium for the Insurances is paid within the period permitted for payment of that premium; and

(ii)	all other things necessary are done so as to keep each of the Insurances in force.

91

(h)
The Borrower must ensure that all Insurances shall at all times be maintained with insurers of sound security and international reputation (as regards participation, relevant underwriting expertise and size of commitment), which have at least the required Requisite Rating prior to inception and at each subsequent renewal (or if not, is approved in advance in writing by the Agent), provided that if at any time the insurer's credit rating falls below the required Requisite Rating, the Borrower shall promptly notify the Agent of such downgrade and if requested by the Agent, replace such insurer with an insurer meeting the required Requisite Rating or arrange for facultative reinsurance with reinsurers meeting the required Requisite Rating.

(i)
If the Borrower fails to comply with any term of this Clause 23.11, the Agent may, at the expense of the Borrower, effect any insurance and generally do such things and take such other action as the Agent may reasonably consider necessary or desirable to prevent or remedy any breach of this Clause 23.11.

(j)
(%3)    Except as provided below, the proceeds of any Insurances of EUR100,000 or more must, if the Agent so requires, be paid into the Deposit Account for application in accordance with Clause 17.6 (Deposit Account).

(i)
To the extent required by the basis of settlement under any Insurances or under any Lease Document, the Borrower must apply moneys received under any Insurances in respect of the Property towards replacing, restoring or reinstating the Property.

(ii)
The proceeds of any loss of rent insurance will be treated as Rental Income and applied in such manner as the Agent (acting reasonably) requires to have effect as if it were Rental Income received over the period of the loss of rent.

(iii)
Moneys received under public liability and third party liability policies held by the Borrower which are required by the Borrower to satisfy established liabilities of the Borrower to third parties must be used to satisfy these liabilities.

23.12	Acquisition Documents and W&I Insurance

(a)	The Borrower shall procure that the W&I Insurance is maintained in full force and effect until the expiry date stated therein.

(b)	The Borrower shall not do or permit anything to be done which would or might reasonably be expected to make void or voidable the W&I Insurance.

(c)	If the Agent so requests in writing, the Borrower shall diligently pursue any warranty claim it has pursuant to the terms of the Acquisition Documents and the W&I Insurance.

(d)	The proceeds of the W&I Insurance must be paid into the Deposit Account for application in accordance with Clause 17.6 (Deposit Account).

23.13	Environmental matters

(a)	Each Obligor must:

(i)	comply and ensure that any relevant third party complies with all Environmental Law;

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Permits applicable to it or to the Property; and

92

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to it or the Property, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Each Obligor must, promptly upon becoming aware, notify the Agent of:

(i)	any Environmental Claim started, or to its knowledge, threatened;

(ii)	any facts or circumstances reasonably likely to result in an Environmental Claim being started or threatened in writing; or

(iii)	any suspension, revocation or notification of any Environmental Permit.

(c)	Each Obligor must indemnify each Finance Party against any loss or liability which:

(i)	that Finance Party incurs as a result of any actual or alleged breach of any Environmental Law by any person; and

(ii)	would not have arisen if a Finance Document had not been entered into, unless it is caused by that Finance Party's gross negligence or wilful misconduct.

24.	EVENTS OF DEFAULT
Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.17 (Acceleration)).

24.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

24.2	Financial covenants
Any requirement of Clause 21 (Financial covenants) is not satisfied.

24.3	Other obligations

(a)	An Obligor does not comply with any term of:

(i)	Clause 8.3 (Hedging);

93

(ii)	Clause 17 (Bank Accounts) (other than Clause 17.3 (Rent Account)), unless failure of an Obligor to perform or comply with that clause is caused solely by an administrative error;

(iii)	Clause 20.2 (Compliance Certificate) and Clause 20.8 (Notification of Default);

(iv)	Clause 22.1 (Authorisations) to Clause 22.11 (Acquisitions) (inclusive) and Clause 22.19 (Ineligibility Event) to Clause 22.21 (Compliance with ERISA) (inclusive);or

(v)	Paragraphs (a), (c) and (d) of Clause 23.2 (Occupational Leases), Clause 23.3 (Ground Leases and other rights in rem) or Clause 23.11 (Insurances).

(b)
A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants) and paragraph (a) above).

(c)
No Event of Default under paragraph (b) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Transaction Obligor becoming aware of the failure to comply.

24.4	Misrepresentation

(a)
Any representation, warranty or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)
No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement or the circumstances giving rise to it is or are capable of remedy and is or are remedied within ten Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Transaction Obligor becoming aware of the misrepresentation or misstatement.

24.5	Cross Default

(a)	Any Financial Indebtedness of any Transaction Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Transaction Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any Transaction Obligor as a result of an event of default (however described).

(d)
Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of any Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

24.6	Insolvency

(a)	A Transaction Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

94

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)
The value of the assets of any Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities but disregarding any Subordinated Debt). No Event of Default under this paragraph (b) will occur if the Transaction Obligor is incorporated in The Netherlands.

(c)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

24.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Transaction Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor, or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

24.8	United States Bankruptcy Laws

(a)	In this Clause 24.8, US Bankruptcy Law means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law.

(b)	Any of the following occurs in respect of a US Debtor:

(i)	it makes a general assignment for the benefit of creditors;

(ii)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

(iii)	an involuntary case under any US Bankruptcy Law is commenced against it and is not controverted within 20 days or is not dismissed or stayed within 60 days after commencement of the case; or

(iv)	an order for relief or other order approving any case or proceeding is entered under any US Bankruptcy Law.

24.9	Creditors' process

95

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Transaction Obligor and is not discharged within 14 days.

24.10	Cessation of business
An Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of any disposal allowed under this Agreement.

24.11	Unlawfulness and invalidity

(a)
It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under a Subordination Agreement is or becomes unlawful.

(b)
Any obligation or obligations of any Transaction Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under a Subordination Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

24.12	Repudiation and rescission of agreements

(a)
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)
Any party to the Acquisition Documents or the APA Business rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Document

24.13	Compulsory purchase

(a)	Any part of the Property is compulsorily purchased or the applicable local authority makes an order for the compulsory purchase of all or any part of the Property; and

(b)	in the opinion of the Majority Lenders, taking into account the amount and timing of any compensation payable, the compulsory purchase has or will have a Material Adverse Effect.

24.14	Ground Leases and other rights in rem
Termination or cancellation proceedings with respect to the Ground Lease or other right in rem for the benefit of the Borrower are commenced or the Ground Lease or other right in rem for the benefit of the Borrower is terminated or cancelled.

24.15	Major damage

(a)	Any part of the Property is destroyed or damaged; and

96

(b)
in the opinion of the Majority Lenders, taking into account the amount and timing of receipt of the proceeds of insurance effected in accordance with the terms of this Agreement, the destruction or damage has or will have a Material Adverse Effect.

24.16	Material adverse change
Any event or circumstance occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

24.17	Acceleration

(a)
If an Event of Default described in Clause 24.8 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable, without the requirement of notice or any other formality, provided that if the US Debtor under Clause 24.8 (United States Bankruptcy Laws) is not the Borrower, all amounts due under the Finance Documents shall become immediately due and payable at the Agent’s election, in the Agent’s sole and absolute discretion.

(b)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(i)	by notice to the Borrower:

(A)	in not already cancelled in terms of paragraph (a) above cancel the Total Commitments whereupon they shall immediately be cancelled;

(B)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(C)	declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(ii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
Any notice given under this Clause 24.17 will take effect in accordance with its terms and must be copied by the Agent to each other Finance Party.

25.	CHANGES TO THE LENDERS

25.1	Assignments and transfers by the Lenders
Subject to this Clause 25, a Lender (the Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by way of transfer of contract (contractsoverneming) any of its rights and obligations, to any other person other than an individual (the New Lender).

97

25.2	Borrower consent

(a)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)
to any bank, credit institution, financial institution, insurance and reinsurance company, and debt funds regularly investing in real estate loans on behalf of institutional investors, provided that such New Lender is regulated for the purpose of such investment activities within the European Union, the United States of America, Switzerland or Australia;

(ii)	to another Lender or an Affiliate of any Lender;

(iii)	to a fund which is a Related Fund of that Existing Lender; or

(iv)	made at a time when an Event of Default is continuing.

(b)
The consent of the Borrower to an assignment or transfer, if required, must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

25.3	Conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)
receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 25.6 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

98

(d)
Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.4	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR3,000.

25.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Finance Documents or otherwise.

25.6	Procedure for transfer

99

(a)
Subject to Clause 25.2 (Borrower consent) and the conditions set out in Clause 25.3 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by way of transfer of contract its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall become a Party as a "Lender"; and

(v)	if all the Existing Lender's rights and obligations under the Finance Documents are transferred to the New Lender, the Existing Lender will cease to be a Lender under this Agreement.

(d)
Each Party (other than the Existing Lender and the New Lender) cooperates in advance (verleent medewerking bij voorbaat) with any transfer made in accordance with this Clause, and irrevocably authorises the Agent:

(i)	to enter into and deliver any duly completed Transfer Certificate on its behalf; and

(ii)	to accept notice of any transfer permitted under this Clause on its behalf.

25.7	Procedure for assignment
Lenders may utilise any procedure to assign their rights under the Finance Documents (but not without the consent of the relevant Obligor or unless in accordance with Clause 25.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the

100

assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.3 (Conditions of assignment or transfer).

25.8	Copy of Transfer Certificate to Borrower
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

25.9	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.10	Pro rata interest settlement

(a)
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.6 (Procedure for transfer) or any assignment pursuant to Clause 25.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

101

(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 25 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.10 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

26.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

26.1	Prohibition on Debt Purchase Transactions by the Group
The Borrower may not, and must procure that each other member of the Group does not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraph (b) or (c) of the definition of Debt Purchase Transaction.

26.2	Disenfranchisement of Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate:

(i)	beneficially owns a Commitment; or

(ii)
has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)	the Majority Lenders; or

(B)	whether:

I.	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

II.	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Commitment will be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement will be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

102

(b)
Each Lender must, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 6 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender must promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,
such notification to be substantially in the form set out in Part 2 of Schedule 6 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it will not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)
in its capacity as Lender, unless the Agent otherwise agrees, it will not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

26.3	Sponsor Affiliates' notification to other Lenders of Debt Purchase Transactions
Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant must, by 5:00 p.m. on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent must promptly disclose such information to the Lenders.

27.	CHANGES TO THE TRANSACTION OBLIGORS

27.1	Assignments and transfer by Transaction Obligors
No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Subordinated Creditors

(a)	The Borrower may request that any person becomes a Subordinated Creditor, with the prior written approval of the Agent, by delivering to the Agent:

(i)	a duly executed Subordination Accession Agreement;

(ii)	a duly executed Subordinated Creditor's Security Agreement; and

(iii)	such constitutional documents, corporate authorisations and other documents (including legal opinions) and matters as the Agent may reasonably require, in form and substance satisfactory

103

to the Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)
A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Agent enters into the Subordination Agreement, Subordination Accession Agreement and the Subordinated Creditor's Security Agreement delivered under paragraph (a) above.

(c)
If the accession of a Subordinated Creditor requires any Finance Party or prospective new Lender to carry out all necessary "know your customer" checks or other similar checks under any applicable law or regulation in circumstances where the necessary information is not already available to it, the Borrower must, promptly on request by any Finance Party, supply, or procure the supply of, any documentation or other evidence reasonably requested by that Finance Party (whether for itself, or on behalf of any other Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of those checks

28.	ROLE OF THE AGENT, THE SECURITY AGENT, THE ARRANGER AND THE REFERENCE BANKS

28.1	The Agent and the Security Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
The Security Agent declares that it holds the security created by a Security Document, on behalf of the Secured Parties as their authorised attorney or agent in accordance with the terms of those Security Documents.

(c)
Unless expressly provided to the contrary in any Finance Document, the Security Agent in its capacity as security trustee declares that it holds the Security Assets governed by English law on trust for the Secured Parties on the terms contained in this Agreement.

(d)	Each of the Finance Parties authorises the Agent and the Security Agent to:

(i)
perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	enter into and deliver each Finance Document expressed to be entered into by that Agent.

(e)	Without prejudice to the generality of paragraph (d) above each Finance Party:

(i)	confirms its approval of each Security Document; and

(ii)
authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to enter into and enforce the Security Documents as trustee or agent or as otherwise provided (and whether or not expressly in the names of the Finance Parties) on its behalf.

(f)	Each Finance Party authorises the Agent and the Security Agent to:

(i)	execute the rights and make decisions assigned to the Agent and the Security Agent in the Finance Documents on the instruction of the Majority Lenders or the Lenders, as applicable;

104

(ii)	be its agent and attorney under and in connection with each other Finance Document; and

(iii)	execute and deliver to its legal counsel a power of attorney to sign all documents referred to in paragraphs (i) and (ii) above.

(g)
Subject to Clause 28.13 (Resignation of the Agent and the Security Agent), the Agent and Security Agent must ensure that as long as Deutsche Pfandbriefbank AG is a Lender, Deutsche Pfandbriefbank AG will remain as the Agent and Security Agent.

28.2	Enforcement through Security Agent only
Subject to the provisions of the Security Documents, the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

28.3	Instructions

(a)	Each of the Agent and the Security Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)
Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

105

(iii)
in respect of any provision which protects the Agent's or Security Agent's own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 28.6 (No fiduciary duties) to Clause 28.11 (Exclusion of liability) (inclusive), Clause 28.14 (Confidentiality) to Clause 28.22 (Custodians and nominees) (inclusive) and Clause 28.25 (Acceptance of title) to Clause 28.28 (Disapplication of Trustee Acts) (inclusive);

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 29.1 (Order of application);

(B)	Clause 29.2 (Prospective liabilities); and

(C)	Clause 29.5 (Permitted deductions).

(e)
If giving effect to instructions given by the Majority Lenders would (in the Agent's or (as applicable) the Security Agent's opinion) have an effect equivalent to an amendment or waiver referred to in Clause 38 (Amendments and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above, the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g)
The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 28.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)
Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's prior written consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

28.4	Duties of the Agent and Security Agent

106

(a)	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)
Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 25.8 (Copy of Transfer Certificate to Borrower), paragraph (b) above shall not apply to any Transfer Certificate.

(d)
Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non-payment of any principal, interest, or any fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)
Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.5	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent or the Arranger as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)
None of the Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

28.7	Business with the Group

(a)
The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Transaction Obligor or Affiliate of a Transaction Obligor.

(b)
If it is also a Lender, each of the Agent, the Security Agent and the Arranger have the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not the Agent, the Security Agent or the Arranger (as applicable).

107

(c)
Each of the Agent, the Security Agent and the Arranger may carry on any business with any Transaction Obligor or its related entities (including acting as an agent or a trustee in connection with any other financing).

28.8	Rights and discretions

(a)	Each of the Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received written notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
Each of the Agent and the Security Agent may assume (unless it has received notice in writing to the contrary in its capacity as agent or security agent and trustee for the Finance Parties or Secured Parties respectively) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be desirable.

108

(e)
Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Assets through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's or the Security Agent's (as applicable) gross negligence or wilful misconduct.

(g)
Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Each of the Agent, the Security Agent or the Arranger may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

(j)
Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.9	Responsibility for documentation

(a)	None of the Agent, the Security Agent or the Arranger, is responsible or liable for:

(i)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in or in connection with any Finance Document or the Property Report or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(ii)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Assets or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Assets; or

109

(iii)
any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

(b)	Except as provided above, none of the Agent, the Security Agent or the Arranger has any duty:

(i)
either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Transaction Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Transaction Obligor.

28.10	No duty to monitor
Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Assets, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Assets or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Assets;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Assets; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

110

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Asset and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause 28.11 subject to Clause 1.6 (Third party rights). This paragraph (b) constitutes an irrevocable third party stipulation for no consideration (onherroepelijk derdenbeding om niet) as referred to in Section 6:253 of the Dutch Civil Code for the benefit of any Receiver or Delegate or any officer, employee or agent of the Agent, the Security Agent, Receiver or a Delegate.

(c)
Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Assets shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

111

28.12	Lenders' indemnity to the Agent and Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent's, the Security Agent's or the Receiver's or the Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.10 (Disruption to Payment Systems etc), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or Security Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to paragraph (a) above.

(c)
Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

28.13	Resignation of the Agent and the Security Agent

(a)
Each of the Agent and the Security Agent may resign and appoint one of its Affiliates or, if any of the rights of a Lender under this Agreement are the subject of a Securitisation, the servicer or any similar person appointed in relation to that Securitisation as successor by giving written notice to the other Finance Parties and the Borrower.

(b)
Alternatively the Agent or the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(c)
If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and Borrower) may appoint a successor Agent or Security Agent (as applicable).

(d)
If the Agent or Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent or security agent and the Agent or Security Agent is entitled to appoint a successor Agent or Security Agent under paragraph (c) above, the Agent or Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent or Security Agent to become a party to this Agreement as Agent or Security Agent) agree with the proposed successor Agent or Security Agent amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent or Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's or Security Agent’s normal fee rates and those amendments will bind the Parties.

(e)
The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent

112

or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent) the legal, valid, binding and enforceable transfer of the Security Assets to that successor.

(g)
Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 28.26 (Winding up of trust) and (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 28 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Obligors.

(i)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 12.8 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

(j)
The Borrower must, promptly and at its own cost, take any action and enter into and deliver any document which is required by the Agent or Security Agent to ensure that a Security Document for effective and perfected Security Interests is created in favour of any successor Security Agent.

28.14	Confidentiality

113

(a)
In acting as agent or trustee for the Finance Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

28.15	Relationship with the other Finance Parties

(a)
Subject to Clause 25.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior written notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by written notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall:

(i)
contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made); and

(ii)
be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(ii) of Clause 34.5 (Electronic communication).

(c)	The Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(d)
Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

28.16	Credit appraisal by the Lenders
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

114

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Assets and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Assets;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Assets, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Assets;

(d)
the adequacy, accuracy or completeness of the Property Report and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of, the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

28.17	Agent's and Security Agent's management time

(a)
Any amount payable to the Agent or Security Agent under Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and expenses) and Clause 28.12 (Lenders' indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee, if any, paid or payable to the Agent or Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)
the Agent or Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Agent or Security Agent, as applicable, and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Agent or Security Agent under the Finance Documents; or

(iii)	the Agent or Security Agent (as applicable) and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Agent or Security Agent, as applicable, and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent or Security Agent (as applicable) and approved by the Borrower or, failing approval, nominated (on the application of the Agent or

115

Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

28.18	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.19	Reliance and engagement letters
Each Secured Party confirms that each of the Arranger, the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger, the Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to the Property Report or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of the Property Report, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

28.20	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

28.21	Insurance by Agent or Security Agent

(a)	Neither the Agent nor the Security Agent shall be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

116

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and neither the Agent nor the Security Agent shall be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

28.22	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust or held by the Security Agent on behalf of the Finance Parties as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to any trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

28.23	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub-delegate or with a right of substitution) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate, sub-delegate or third party attorney (derde-gevolmachtigde).

28.24	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate agent, co-agent, attorney, trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

117

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

28.25	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for, or bound to require any Transaction Obligor to remedy, any defect in its right or title.

28.26	Winding up of trust
If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)
any Security Agent which has resigned pursuant to Clause 28.13 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

28.27	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

28.28	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

28.29	Role of Reference Banks

118

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 28.29 subject to Clause 1.6 (Third party rights). This Clause 28.29 constitutes an irrevocable third party stipulation for no consideration (onherroepelijk derdenbeding om niet) as referred to in Section 6:253 of the Dutch Civil Code for the benefit of any entity which is a Reference Bank but which is not a Party.

28.30	Third party Reference Banks
A Reference Bank which is not a Party may rely on Clause 28.29 (Role of Reference Banks), Clause 38.3 (Other exceptions) and Clause 40 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.6 (Third party rights). This Clause 28.30 constitutes an irrevocable third party stipulation for no consideration (onherroepelijk derdenbeding om niet) as referred to in Section 6:253 of the Dutch Civil Code for the benefit of any officer, employee or agent of a Reference Bank.

28.31	Conflict of interest and powers of attorney
In light of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions pursuant to any other applicable law (including, without limitation, articles 3:68 and 7:416 of the Dutch Civil Code) (the Restrictions), this Clause 28.31 applies. Notwithstanding any relief from any Restriction by a Finance Party (in any capacity whatsoever) under or pursuant to any Finance Document, no Agent or Security Agent that is not Deutsche Pfandbriefbank AG (the New (Security) Agent) shall be relieved from any Restriction by Deutsche Pfandbriefbank AG. As such, such New (Security) Agent shall do all such things as may be necessary or reasonably required to ensure that matters which are intended to be binding on all Finance Parties (including Deutsche Pfandbriefbank AG) are separately executed by Deutsche Pfandbriefbank AG in any of its relevant capacities under the Finance Documents, if and to the extent required.

29.	APPLICATION OF PROCEEDS

29.1	Order of application
Subject to Clause 29.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 29, the Recoveries) shall be held by the Security Agent on behalf of the Finance Parties (or on trust in respect of any of the Transaction Security governed by English law) to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 29), in the following order:

(a)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

119

(b)
in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and

(c)	in payment to the Agent for application in accordance with Clause 32.5 (Partial payments).

29.2	Prospective liabilities
Following acceleration the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 29.1 (Order of application) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,
that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

29.3	Investment of proceeds
Prior to the application of the proceeds of the Recoveries in accordance with Clause 29.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 29.3.

29.4	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

29.5	Permitted deductions
The Security Agent shall be entitled, in its discretion:

(a)
to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

120

29.6	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 32.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

121

31.3	Recovering Finance Party's rights
On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)
This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

32.2	Distributions by the Agent

122

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' prior written notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

32.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)
If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Partial payments

(a)
If the Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

123

(ii)	secondly, in or towards payment to the Agent for the Lenders pro rata of any accrued interest and fees due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment to the Agent for the Lenders pro rata of any principal due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)
The Agent shall, if so directed by all the Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in paragraphs (a)(i) to (a)(iv) Any such variation may include the re-ordering of obligations set out in any such paragraph.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

(d)
Notwithstanding any other provision of this Agreement, in the event of a partial payment, any Lender which is a Pfandbriefbank may allocate payments received by it at its own discretion between amounts which are due to it in its capacity as Lender pursuant to the Finance Documents. This paragraph (d) overrides any appropriation made by a Transaction Obligor or any other Party or person.

32.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, euro is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

32.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or

124

currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.10	Disruption to Payment Systems etc
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.	SET-OFF
A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether matured or not) owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

125

34.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower and the Guarantors, that identified with its name below;

(b)	in the case of each Lender or any other Transaction Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Arranger, the Original Lender, the Agent and the Security Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' prior written notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following Business Day.

34.4	Notification of address and fax number

126

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

34.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following Business Day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 31.5.

34.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

127

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36.	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

(a)
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(b)	Each Obligor irrevocably waives any right it may have at any time to:

(i)	any rights and defences under Sections 6:6 up to and including 6:16, 6:139, 6:154, and 7:851 up to and including 7:870 of the Dutch Civil Code or any other applicable law;

(ii)	suspend (opschorten) any obligation under this Agreement under Sections 6:52, 6:262 and 6:263 of the Dutch Civil Code or any other applicable law; or

(iii)	rescind (ontbinden) this Agreement, in whole or in part, under Sections 6:228 and 6:265 of the Dutch Civil Code or any other applicable law.

38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)
Subject to Clause 38.2 (All Lender matters) and Clause 38.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)
Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 28.8 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

128

(d)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Obligors.

(e)	Paragraph (c) of Clause 25.10 (Pro rata interest settlement) shall apply to this Clause 38.

38.2	All Lender matters
Subject to Clause 38.4 (Replacement of Screen Rate) an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of a Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to the Borrower;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)
Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of the Utilisation Request), Clause 6 (Repayment), Clause 7 (Prepayment and cancellation), Clause 16.3 (Valuations), Clause 17 (Bank Accounts), Clause 21 (Financial covenants), Clause 22.4 (Disposals), Clause 22.9 (Anti-corruption, anti-money laundering and anti-bribery laws), Clause 22.10 (Sanctions), Clause 23.2 (Occupational Leases), Clause 23.3 (Ground Leases and other rights in rem), Clause 23.11 (Insurances), Clause 25 (Changes to the Lenders ), Clause 27 (Changes to the Transaction Obligors), Clause 31 (Sharing among the Finance Parties), Clause 32.5 (Partial payments) this Clause 38, Clause 42 (Governing law) or Clause 43.1 (Jurisdiction);

(i)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 18 (Guarantee and indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed
(except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

129

(j)
the release of any guarantee and indemnity granted under Clause 18 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior written consent of all the Lenders.

38.3	Other exceptions
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, the Arranger or that Reference Bank, as the case may be.

38.4	Replacement of Screen Rate

(a)
Subject to Clause 38.3 (Other exceptions), if the Screen Rate is not available for euro, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to euro in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Borrower.

(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within three Business Days (unless the Borrower and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

39.	CONFIDENTIAL INFORMATION

39.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional

130

or contractual obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 28.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom information is required to be disclosed in connection with any Insurance;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders' rights);

(ix)	who is a Party, a member of the Group or any related entity of an Obligor;

(x)	in connection with or in contemplation of a Securitisation;

(xi)	with the consent of the Borrower; or

(xii)	if an Event of Default in continuing,
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality

131

Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional or contractual obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v) to (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

39.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	the names of Transaction Obligors;

(ii)	the country of domicile of the Transaction Obligors;

(iii)	the place of incorporation of the Transaction Obligors;

(iv)	the date of this Agreement;

(v)	Clause 42 (Governing law);

(vi)	the names of the Agent, the Security Agent and the Arranger;

132

(vii)	the date of each amendment of this Agreement;

(viii)	the amount of Total Commitments;

(ix)	the currency of the Facility;

(x)	the type of Facility;

(xi)	the ranking of Facility;

(xii)	the Termination Date;

(xiii)	the changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.

39.4	Entire agreement
This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

133

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

39.7	Continuing obligations
The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)
the date on which all amounts payable by the Transaction Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

40.1	Confidentiality and disclosure

(a)
The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 8.5 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional or contractual obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

134

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Agent's obligations in this Clause 40 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

40.2	Related obligations

(a)
The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 40.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 40.

40.3	No Event of Default
No Event of Default will occur under Clause 24.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 40.

41.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.	GOVERNING LAW

135

(a)	Subject to paragraph (b) below, this Agreement and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

(b)
Paragraph (c) of Clause 28.1 (The Agent and the Security Agent), Clause 28.22 (Custodians and nominees), Clause 28.26 (Winding up of trust), Clause 28.27 (Powers supplemental to Trustee Acts) and Clause 28.28 (Disapplication of Trustee Acts) and any non-contractual obligations arising out of or in connection with the Clauses are governed by English law.

(c)
If a Party is represented by one or more attorneys in connection with the execution of any Finance Document and the relevant power of attorney is expressed to be governed by Dutch or any other law, each other Party accepts that choice of law in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.

43.	ENFORCEMENT

43.1	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of Amsterdam, The Netherlands have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a Dispute).

(b)
Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2	Waiver of trial by jury
Each Party waives any rights it may have to a jury trial of any claim or cause of action in connections with any Finance Documents or any transaction contemplated by any Finance Documents. This Agreement may be filed as a written consent to trial by the court.

44.	USA PATRIOT ACT
Each Finance Party that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act. Each Obligor agrees that it will promptly provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the USA Patriot Act.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

136

Schedule 1
THE ORIGINAL LENDER

Name of Original Lender	Commitment
Deutsche Pfandbriefbank AG	EUR 75,000,000
(with Treaty Passport Scheme reference number 7/D/358823/DTTP and being tax resident in The Federal Republic of Germany)

137

138

PART 1

139

SCHEDULE 2
CONDITIONS PRECEDENT

1.	Transaction Obligors

(a)	A copy of the constitutional documents of each Transaction Obligor.

(b)	A copy of a resolution of the board of directors (or equivalent body) of each Transaction Obligor:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)
in the case of each Transaction Obligor incorporated under Dutch law, a confirmation by its board of directors (bestuur) that no works council (ondernemingsraad) having jurisdiction over that Transaction Obligor has been installed and no works council will be installed in the foreseeable future;

(iii)
in the case of each Transaction Obligor incorporated under Dutch law, a declaration by each managing director (bestuurder) on conflict of interest (tegenstrijdig belang) within the meaning of Article 2:47 of the Dutch Civil Code;

(iv)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(v)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
If required, a copy of a resolution signed by all the holders of the issued shares or membership rights (as applicable) in each Transaction Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

(e)
A certificate of each Transaction Obligor (signed by two directors) confirming that the borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Transaction Obligor to be exceeded.

(f)
A certificate signed by two directors of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)	A good standing certificate in respect of each Guarantor issued by the appropriate governmental authority it is jurisdiction of formation as of a recent date.

(h)	A copy of the membership register of the Borrower.

(i)	Evidence required by the Agent for the purpose of any "know your customer" requirements and compliance with any obligations and best practices under any applicable anti-money laundering

140

regulations, and confirmation that the Agent is otherwise satisfied with the financial, corporate, management and ownership structure of each Transaction Obligor.

(j)
A structure chart (certified by two directors of the Shareholder) setting out the ownership of each Obligor, the Ultimate Owners, each Subordinated Creditor (with percentage ownership rights indicated and supported by certified copies of the share registers (or equivalent)) and the Property.

(k)	Evidence that the Borrower has applied for a VAT number with the Dutch tax authorities.

2.	Financial information

(a)	A pro forma balance sheet of each Obligor as at the Utilisation Date, showing the Utilisation and certified by two directors of the Borrower.

(b)	The most recent audited consolidated financial statements of Hines Global Income Trust, Inc.

(c)	A tax report from Ernst & Young Belastingadviseurs LLP.

(d)	Evidence that there is outstanding EUR45,700,000 by way of Subordinated Debt.

(e)	The arrangements documenting the Subordinated Debt.

(f)	Copies of the bank mandates for the Accounts.

(g)	The Funds Flow Statement.

(h)	A copy of the Business Plan.

3.	Valuation and survey

(a)	A copy of the Initial Valuation to be delivered by the Borrower at least ten (10) Business Days before the Utilisation Date.

(b)	Confirmation that the Agent's internal valuer or appointed nominee has carried out a satisfactory inspection of the Property.

(c)
An environmental phase 1 report from Arcadis Nederland B.V., ground condition reports from HMB B.V. and Kragten B.V., a building survey/technical due diligence report from Arcadis Nederland B.V., a measurement survey from Architect B.V and an abestos report from Tauw B.V. each on or in relation to the Property and each addressed to the Finance Parties.

(d)	A copy of the current energy performance certificate(s) in respect of the Property or evidence that an energy performance certificate is not required under applicable law or regulation.

4.	Insurance

(a)
Evidence, by way of a report issued by INTECH Risk Management GmbH, the insurance advisor to the Finance Parties confirming, that the insurance cover in force in respect of the Property complies with the terms of this Agreement and the necessary premia have been paid.

(b)	Copies of all insurance policies relating to the Property.

(c)	An insurance valuation of the Property.

141

(d)	Evidence to the satisfaction of the Agent of the Property Manager’s and the Asset Manager’s professional indemnity insurance, with, in each case, a limit of not less than EUR5,000,000.

5.	Property

(a)	All title documents relating to the Borrower's interests in the Property, including the deed which contains the rights of Ground Lease in electronic format.

(b)	Copies of the official site plans, cadastral maps and building plans.

(c)
Copies of all Lease Documents in electronic format, including, for the avoidance of doubt, any guarantee agreement (howsoever described) between Borrower and the person guaranteeing the obligations of each tenant under the current lease agreements.

(d)	A certified tenancy schedule including rent roll showing a minimum Net Rental Income of no less EUR900,000 per annum and evidence of the financial standing of such tenants at the Property;

(e)
The Property Report, prepared by the Borrowers external legal adviser (having a satisfactory level of professional indemnity cover) and addressed to the Finance Parties including confirmation that the data contained in the tenancy schedules in respect of letting arrangements at the Property is correct (by reference to the underlying lease and title documents they have reviewed).

(f)	An overview report in respect of the Property Report prepared by the Agent's external legal adviser addressed to the Finance Parties.

(g)	Evidence that all Security (other than under a Security Document) affecting the Borrower's interests in the Property has been, or will be, discharged by the Utilisation Date.

(h)
Evidence that the existing ground lease(s) granted in favour of Logistic Park Venlo II B.V. and Logistic Park Venlo III B.V. is or are cancelled and that the freehold property of Logistic Park Venlo B.V. is transferred to the Vendor, in each case, in order to establish the Ground Lease in favour of the Borrower in relation to the Property.

(i)	Copies of all Authorisations required in connection with the transfer of the Property to the Borrower and the right of mortgage granted over the Property in favour of the Security Agent.

(j)
The signed and dated notary letter, addressed to, amongst others, the Parties, dealing with, among other things (i) the release of all Security affecting the Property (other than under a Security Document) and (ii) the disbursement of the Loan to the Borrower on the Utilisation Date.

(k)	A copy of the Acquisition Documents duly executed by each party to it.

(l)	A copy of the Vendor's completion statement relating to its sale of the Property.

6.	Finance Documents and Security

(a)	This Agreement duly executed by each party to it.

(b)	Each Fee Letter duly executed by each party to it.

(c)	The Subordination Agreement duly executed by each party to it.
(d)    Each Security Document duly executed by each party to it.

142

(e)    The Hedging Agreement duly executed by each party to it.

(f)
In respect of each Dutch Security Document which is required by Dutch law to be executed as a notarial deed, duly executed powers of attorney from each party thereto, authorising the relevant civil law notary and any of its employees to execute the relevant Dutch Security Document.

(g)
A notice to the Account Bank (countersigned by the Account Bank), the relevant Hedge Counterparty, the Vendor, each intercompany creditor, each insurer in respect of the Insurances and each other counterparty substantially in the relevant form set out in the relevant Security Document.

7.	Managing Agent

(a)	A copy of the appointment of the Managing Agent duly executed by each party to it.

(b)	A Managing Agent Duty of Care Agreement duly executed by each party to it.

8.	Asset Manager

(a)	A copy of the appointment of the Asset Manager duly executed by each party to it.

(b)	An Asset Manager Duty of Care Agreement duly executed by each party to it.

9.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in The Netherlands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Baker Botts LLP, legal advisers to the Guarantors in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	An agreed-form notarisverklaring and indeckungnahme letter from Simmons & Simmons LLP, substantially in the form distributed to the Original Lender prior to signing this Agreement.

(d)	A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

10.	Other documents and evidence

(a)	Evidence that the relevant process agent, if not an Obligor, under the relevant Finance Documents for service of process in England has accepted its appointment.

(b)
Evidence that all fees, costs and expenses then due and payable by the Obligors under this Agreement (including the fees of Allen & Overy LLP, INTECH Risk Management GmbH, as insurance adviser to the Arranger and the Agent and the Valuer) have been or will be paid by the Utilisation Date.

(c)
Evidence that any other fees, and the costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

(d)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

143

SCHEDULE 3
UTILISATION REQUEST
From:    HGIT Venrayseweg 100 Venlo Coöperatief U.A as Borrower
To:    Deutsche Pfandbriefbank AG as Agent
Dated: [●] 2018
Dear Sirs
HGIT Venrayseweg 100 Venlo Coöperatief U.A. – EUR75,000,000 Facility Agreement dated [●] October 2018 (the Agreement)

1.
We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount:	EUR[●] or, if less, the Available Facility

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	The purpose of the Loan is [●].

6.	[We confirm that you may [disburse the Loan through [●] and] deduct from the Loan (although the amount of the Loan will remain the amount requested above):

(a)	the outstanding balance of the arrangement fee being EUR[●];

(b)	the insurance adviser to the Arranger and the Agent’s fees, being EUR [●]

(c)	the legal advisers to the Arranger and the Agent’s fees, being EUR [●]; and

7.	The fees of the Valuer, being EUR [●].This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
HGIT Venrayseweg 100 Venlo Coöperatief U.A
as Borrower

144

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:    Deutsche Pfandbriefbank AG as Agent
From:    [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:    [●]
HGIT Venrayseweg 100 Venlo Coöperatief U.A. – EUR75,000,000 Facility Agreement dated [●] October 2018 (the Agreement)

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.6 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by way of transfer of contract (contractsoverneming) and in accordance with Clause 25.6 (Procedure for transfer) all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan as specified in the Schedule.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.5 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[not a Qualifying Lender].

(b)	[a Qualifying Lender (other than a Treaty Lender);]

(c)	[a Treaty Lender;]

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

7.
The courts of Amsterdam, The Netherlands, have exclusive jurisdiction to settle any dispute arising out of or in connection with this Transfer Certificate (including a dispute relating to the existence, validity or termination of this Transfer Certificate or any non-contractual obligation arising out of or in connection with this Transfer Certificate).

8.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

145

Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

146

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:
This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].
Deutsche Pfandbriefbank AG
as Agent
By:                By:

Name:                Name:

Title:                Title

147

SCHEDULE 5
FORM OF COMPLIANCE CERTIFICATE
To:     Deutsche Pfandbriefbank AG as Agent
From:    HGIT Venrayseweg 100 Venlo Coöperatief U.A. as Borrower
Dated: [●]
Dear Sirs
HGIT Venrayseweg 100 Venlo Coöperatief U.A. – EUR75,000,000 Facility Agreement dated [●] October 2018 (the Agreement)

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	Loan to Value is [●]%; and

(b)	Debt Yield is [●]%

3.	We set out below calculations establishing the figures in paragraph 2 above:
[●].

4.	The amount required to be paid out of the Rent Account in accordance with paragraph (c) of Clause 17.3 (Rent Account) is:
EUR[●]
and consists of:
EUR[●]; and
EUR [●].

5.	[We confirm that no Default is continuing.] ¬

Signed:
	Director	Director
	of	of
	HGIT Venrayseweg 100 Venlo Coöperatief U.A.	HGIT Venrayseweg 100 Venlo Coöperatief U.A.
[insert applicable certification language]**

148

SCHEDULE 6
FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

149

PART 1
FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION
To:     Deutsche Pfandbriefbank AG as Agent
From:     [Lender]
Dated:     [●]
HGIT Venrayseweg 100 Venlo Coöperatief U.A. – EUR75,000,000 Facility Agreement dated [●] October 2018 (the Agreement)

1.
We refer to paragraph (b) of Clause 26.2 (Disenfranchisement of Sponsor Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates to EUR
EUR [Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

150

PART 2
FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION / NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH SPONSOR AFFILIATE
To:     Deutsche Pfandbriefbank AG as Agent
From:     [Lender]
Dated:     [●]
HGIT Venrayseweg 100 Venlo Coöperatief U.A. – EUR75,000,000 Facility Agreement dated [●] October 2018 (the Agreement)

1.
We refer to paragraph (c) of Clause 26.2 (Disenfranchisement of Sponsor Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [●] has [terminated]/[ceased to be with a Sponsor Affiliate].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates to EUR
[Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]
[Lender]
By:

151

SIGNATORIES

THE BORROWER
HGIT VENRAYSEWEG 100 VENLO COÖPERATIEF U.A.

_____________________________
By:
Address:
Fax:
Attention:

THE GUARANTORS
HGIT FRESH PARK VENLO HOLDINGS LLC

_____________________________
By:
Address:
Fax:
Attention:

HGIT FRESH PARK PARTNER LLC

_____________________________
By:
Address:
Fax:
Attention:

152

THE ARRANGER
DEUTSCHE PFANDBRIEFBANK AG

_____________________________                _____________________________
By:
Address:     Freisinger Str. 5
85716
Unterschleissheim,
Federal Republic of Germany
Fax:        +49 89 2880 17559
Attention:     Credit Risk Management
Email:        gabriella.benatti-blattmann@pfandbriefbank.com

THE ORIGINAL LENDER
DEUTSCHE PFANDBRIEFBANK AG

_____________________________                _____________________________
By:
Address:     Freisinger Str. 5
85716
Unterschleissheim,

Federal Republic of Germany
Fax:        +49 89 2880 17559
Attention:     Credit Risk Management
Email:        gabriella.benatti-blattmann@pfandbriefbank.com

153

THE AGENT
DEUTSCHE PFANDBRIEFBANK AG

_____________________________                _____________________________
By:
Address:     Freisinger Str. 5
85716
Unterschleissheim,

Federal Republic of Germany
Fax:        +49 89 2880 2228252
Attention:     Credit Risk Management
Email:        gabriella.benatti-blattmann@pfandbriefbank.com

THE SECURITY AGENT
DEUTSCHE PFANDBRIEFBANK AG

_____________________________                _____________________________
By:
Address:     Freisinger Str. 5
85716
Unterschleissheim,

Federal Republic of Germany
Fax:        +49 89 2880 2228252
Attention:     Credit Risk Management
Email:        gabriella.benatti-blattmann@pfandbriefbank.com

154